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                         POOLING AND SERVICING AGREEMENT

                                  by and among

                     NATIONAL FINANCIAL AUTO FUNDING TRUST,
                                 AS TRANSFEROR,

                       NATIONAL AUTO FINANCE COMPANY L.P.
                               AS MASTER SERVICER,

                                       and

                          HARRIS TRUST AND SAVINGS BANK
              NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE

                      ------------------------------------

                           Dated as of October 1, 1995

                      ------------------------------------

                       National Auto Finance 1995-1 Trust

                 6.36% Automobile Loan Asset-Backed Certificates

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

Section 1.01.  Definitions..................................................  1
Section 1.02.  Calculations as to Principal and Interest in Respect of
               Contracts.................................................... 21
Section 1.03.  Material Adverse Effect...................................... 21

                                   ARTICLE II

                               Creation of Trust;
                            Transfer of Trust Estate;
                        Original Issuance of Certificates

Section 2.01.  Creation of Trust: Transfer of Trust Estate.................. 22
Section 2.02.  Acceptance by Trustee........................................ 24
Section 2.03.  Representations, Warranties and Covenants of the Master
               Servicer and the Transferor.................................. 24
Section 2.04.  Execution and Authentication of Certificates................. 35
Section 2.05.  Restriction on Transfer of Transferor Interest............... 35
Section 2.06.  Transfers of Additional Contracts............................ 36

                                   ARTICLE III

                   Administration and Servicing of Contracts;
                  Establishment and Administration of Accounts

Section 3.01.  Master Servicer to Act as Servicer........................... 38
Section 3.02.  Subservicing Agreements between Master Servicer and the
               Subservicers................................................. 41
Section 3.03.  Obligations of the Master Servicer........................... 42
Section 3.04.  No Contractual Relationship between a Subservicer and Trustee or Certificateholders............................ 42
Section 3.05.  Assumption or Termination of Subservicing Agreement by
               Trustee...................................................... 42
Section 3.06.  Collection of Contract Payments.............................. 43
Section 3.07.  Maintenance of Comprehensive and Collision Insurance......... 44
Section 3.08.  Realization upon Defaulted Contracts......................... 44
Section 3.09.  Master Servicing and Other Compensation...................... 45
Section 3.10.  The Collection Account....................................... 45

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Section 3.11.  The Certificate Account...................................... 46
Section 3.12.  Pre-Funding Period Reserve Account........................... 47
Section 3.13.  The Revolving Account........................................ 48
Section 3.14.  Pre-Funding Account.......................................... 49
Section 3.15.  Administration of Accounts................................... 49
Section 3.16.  [Reserved]................................................... 50
Section 3.17.  Reports to the Trustee and the Transferor Certificate
               Account Statements; Reports to the Master Servicer,
               the Certificate Insurer and Transferor....................... 51
Section 3.18.  Annual Statement as to Compliance; Notice of Servicer
               Default...................................................... 51
Section 3.19.  Custodial Arrangements....................................... 52
Section 3.20.  Annual Independent Accountants' Report....................... 52
Section 3.21.  Access to Certain Documentation and Information Regarding
               Contracts.................................................... 53
Section 3.22.  Retention and Termination of Master Servicer................. 53

                                   ARTICLE IV

                         Payments to Certificateholders

Section 4.01.  Distributions................................................ 54
Section 4.02.  Statements to Certificateholders............................. 55
Section 4.03.  Specification of Certain Tax Matters......................... 55
Section 4.04.  Withdrawals from Spread Account; Claims Under Certificate
               Policy....................................................... 56
Section 4.05.  Preference Claims............................................ 58
Section 4.06.  Retirement of Certificates................................... 59
Section 4.07.  Spread Account............................................... 59

                                    ARTICLE V

                                The Certificates

Section 5.01.  The Certificates............................................. 59
Section 5.02.  Registration of Transfer and Exchange of Certificates........ 59
Section 5.03.  Mutilated, Destroyed Lost or Stolen Certificates............. 61
Section 5.04.  Persons Deemed Owner......................................... 62
Section 5.05.  Appointment of Paying Agent.................................. 62

                                   ARTICLE VI

                     The Transferor and the Master Servicer

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Section 6.01.  Respective Liabilities of the Transferor and the
               Master Servicer.............................................. 62
Section 6.02. Existence of Transferor and Master Servicer; Merger or Consolidation of the Master Servicer; Assignment of
               Rights and Delegation of Duties by Master Servicer........... 63
Section 6.03.  Limitation on Liability of the Transferor, the Master
               Servicer and Others.......................................... 63
Section 6.04.  Transfer of Duties of Master Servicer........................ 65
Section 6.05.  Master Servicer May Own Certificates......................... 65

                                   ARTICLE VII

                                     Default

Section 7.01.  Servicer Defaults............................................ 66
Section 7.02.  Trustee to Act; Appointment of Successor..................... 68
Section 7.03.  Notification to Certificateholders........................... 69
Section 7.04.  Waiver of Past Defaults...................................... 69

                                  ARTICLE VIII

                             Concerning the Trustee

Section 8.01.  Duties of Trustee............................................ 70
Section 8.02.  Certain Matters Affecting the Trustee........................ 71
Section 8.03.  Trustee Not Liable for Certificates or Contracts............. 73
Section 8.04.  Trustee May Own Certificates................................. 73
Section 8.05.  Eligibility Requirements for Trustee......................... 73
Section 8.06.  Resignation and Removal of the Trustee....................... 74
Section 8.07.  Successor Trustee............................................ 75
Section 8.08.  Merger or Consolidation of Trustee........................... 75
Section 8.09.  Appointment of Co-Trustee or Separate Trustee................ 76
Section 8.10.  Appointment of Office or Agency.............................. 77
Section 8.11.  Trustee's Compensation and Reimbursement..................... 77
Section 8.12.  Trustee May Enforce Claims Without Possession Of
               Certificates................................................. 78
Section 8.13.  Suits for Enforcement........................................ 78
Section 8.14.  Rights of Direct Trustee..................................... 79

                                   ARTICLE IX

                                   Termination

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Section 9.01.  Termination upon Retransfer to the Transferor or
               Liquidation of All Contracts................................. 79
Section 9.02.  Disposition of Contracts upon Bankruptcy Event............... 81

                                    ARTICLE X

                            Miscellaneous Provisions

Section 10.01. Amendment.................................................... 82
Section 10.02. Recordation of Agreement..................................... 83
Section 10.03. Limitation on Rights of Certificateholders................... 84
Section 10.04. GOVERNING LAW................................................ 85
Section 10.05. Notices...................................................... 85
Section 10.06. Intention of the Parties..................................... 86
Section 10.07. Severability of Provisions................................... 86
Section 10.08. Protection of Title to Interest.............................. 86
Section 10.09. Assignment................................................... 87
Section 10.10. Certificates Nonassessable and Fully Paid.................... 87
Section 10.11. Third-party Beneficiaries.................................... 88
Section 10.12. Financial Security as Controlling Party...................... 88
Section 10.13. Limitation of Liability of Trustee........................... 88
Section 10.14. Limitation of Liability of Chase............................. 88
Section 10.15. Matters Relating to Purchase Agreement....................... 89
Section 10.16. No Petition.................................................. 89
Section 10.17. Submission to Jurisdiction................................... 89
Section 10.18. Waiver of Jury Trial......................................... 90
Section 10.19. Counterparts................................................. 90

Exhibit 2.01   Form of Transfer Agreement
Exhibit 2.06A  Officer's Certificate of National Auto Finance Company L.P.
Exhibit 2.06B  Officer's Certificate of the Transferor
Exhibit 3.17   Form of Master Servicer Report
Exhibit 4.02   Form of Distribution Date Report
Exhibit 5.01   Form of Certificate
Exhibit 5.02   Form of Transferee Letter
Exhibit A      Form of Subservicing Agreement
Exhibit B      Form of Purchase Agreement
Exhibit C      Form of Financial Guaranty Insurance Policy
Exhibit D      Form of Insurance and Indemnity Agreement
Exhibit E      Form of Spread Account Agreement

Schedule 1     Contract Schedule
Schedule 2     Trustee's Fee Schedule

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      This Pooling and Servicing Agreement is entered into effective as of
October 1, 1995, among NATIONAL FINANCIAL AUTO FUNDING TRUST, as Transferor, NATIONAL AUTO FINANCE COMPANY L.P., as Master Servicer, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, not in its individual capacity but solely as Trustee (the "Trustee").

                          W I T N E S S E T H   T H A T

      In consideration of the mutual agreements herein contained, the Transferor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

      Section 1.01. Definitions.

      Whenever used in this Agreement, the following words and phrase, unless the context otherwise requires, shall have the meanings specified in this Article.

      Account Property: The moneys and Permitted Investments held in the Accounts from time to time.

      Accounts: The Collection Account, the Certificate Account, the Pre-Funding Account, the Pre-Funding Period Reserve Account and the Revolving Account.

      Actuarial Method: The method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the fixed period of time (expressed as a fraction of a year) between scheduled payments.

      Additional Contract: Each Contract transferred and assigned to the Trust on a Subsequent Transfer Date pursuant to the procedures set forth in Section 2.06.

      Additional Contract Transfer Percentage: 91%, in the case of Additional Contracts with respect to which funds were released therefor from the Pre-Funding Account, and (y) 100%, in the case of Additional Contracts with respect to which funds were released therefor from the Revolving Account.

      Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

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      Amortization Event: The occurrence of (i) any event described in Section
5.01(a) through (e) or Section 5.01(i) through (j) of the Insurance Agreement, or (ii) a withdrawal from the Spread Account pursuant to Section 4.04(a) hereof.

      Assignment: With respect to a Contract, collectively (i) the original instrument of assignment of such Contract and all other documents securing such

Contract made by the Person originating such Contract to NAFCO, which is in a form sufficient under the laws of the jurisdiction in which the related Financed Vehicle is located to permit the assignee to exercise all rights granted by the Obligor under such Contract and such other documents and all rights available under applicable law to the obligee under such Contract and which, in each case, may, to the extent permitted by the laws of the state in which the related Financed Vehicle is located, be a blanket instrument of assignment covering other Contracts as well.

      Assignment Agreement: The Assignment Agreement, dated of even date herewith, between the Master Trust and the Transferor and all amendments thereof and supplements thereto.

      Available Amount: With respect to any Distribution Date, an amount equal to (i) the amount on deposit in the Certificate Account on the preceding Distribution Date after giving effect to all withdrawals therefrom on such preceding Distribution Date, plus (ii) the amount, if any, to be transferred by the Trustee to the Certificate Account from the Pre-Funding Period Reserve Account, the Revolving Account and/or the Pre-Funding Account on such Distribution Date pursuant to Section 3.12(b), Section 3.13(b) or Section 3.14(b), as applicable, plus (iii) the amount to be transferred by the Trustee to the Certificate Account from the Collection Account on such Distribution Date pursuant to Section 3.10(b), plus (iv) any amounts paid by the Certificate Insurer to the Trustee pursuant to Section 4.04(e) hereof for distribution to the Certificateholders on such Distribution Date.

      Average Default Rate: With respect to any Distribution Date, the arithmetic average of the Default Rates for each of the three Due Periods immediately preceding the Due Period in which such Distribution Date occurs.

      Average Delinquency Ratio: With respect to any Distribution Date, the arithmetic average of the Delinquency Ratios for each of the three Due Periods immediately preceding the Due Period in which such Distribution Date occurs.

      Average Net Loss Rate: With respect to any Distribution Date, the arithmetic average of the Net Loss Rates for each of the three Due Periods immediately preceding the Due Period in which such Distribution Date occurs.

      Bankruptcy Event: The occurrence of either of the following with respect to either NAFCO or the Transferor:

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      (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or for any substantial part of its assets, or any similar action with respect to such Person under any law (foreign or domestic) relating to bankruptcy, insolvency, receivership, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 (sixty) days or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws (foreign or domestic) now or hereafter in effect; or

      (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, receivership, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or for any substantial part of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

      Bankruptcy Loss: With respect to a Contract, if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on a Contract or otherwise modifying or restructuring the scheduled payments to be made on a Contract, an amount equal to the excess of the principal balance of such Contract immediately prior to such order over the principal balance of such Contract as so reduced or the net present value (using as the discount rate the higher of the Contract Rate on such Contract or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Bankruptcy Loss" shall be deemed to have occurred on the date of issuance of such order.

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks in Florida, Illinois or the state in which the Subservicer Account is maintained are authorized or obligated by law or executive order to be closed.

      Certificate: Any one of the Certificates executed by the Trust and authenticated by the Trustee in substantially the form set forth in Exhibit 5.01 hereto evidencing a fractional undivided interest in the Trust Estate.

      Certificate Account: The segregated account created and maintained by the Trustee in its Corporate Trust Office for the benefit of the Certificateholders and the Certificate Insurer in accordance with Section 3.11.

      Certificate Balance: Initially, the aggregate principal amount of Certificates issued on the Closing Date and, thereafter, such principal amount reduced by all amounts distributed to the Certificateholders in respect of the Certificate Principal Distributable Amount.

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      Certificate Distributable Amount: On any Distribution Date, the sum of the
Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount.

      Certificate Factor: As of any Distribution Date, a fraction, expressed as a decimal carried to seven places, the numerator of which is the Certificate Balance as of such Distribution Date (after giving effect to any distributions reducing the Certificate Balance of the Certificates on such Distribution Date) and the denominator of which is the aggregate principal amount of Certificates issued on the Closing Date.


      Certificate Insurer: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Certificate Policy.

      Certificate Insurer Default: Any one of the following events shall have occurred and be continuing:

            (i) the Certificate Insurer fails to make a payment required under the Certificate Policy in accordance with its terms;

            (ii) the Certificate Insurer (A) files a petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

      Certificate Interest Carryover Shortfall: With respect to any Distribution Date, the excess of (a) the Certificate Interest Distributable Amount for the preceding Distribution Date plus any outstanding Certificate Interest Carryover Shortfall with respect to the preceding Distribution Date over (b) the amount of interest that the holders of the Certificates actually received on such preceding Distribution Date.

      Certificate Interest Distributable Amount: For any Distribution Date, the sum of (i) thirty (30) days of interest at the Certificate Rate on the Certificate Balance on such Distribution

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Date (before reduction of the Certificate Balance by any distributions made on such Distribution Date), (ii) the Certificate Interest Carryover Shortfall and
(iii) interest on the Certificate Interest Carryover Shortfall at the Certificate Rate from the preceding Distribution Date through the current Distribution Date, to the extent permitted by law.

      Certificate Percentage: 91%.

      Certificate Policy: The financial guaranty insurance policy number 50410-N issued by the Certificate Insurer to the Trustee for the benefit of the Certificateholders on the Closing Date, including any endorsements thereto.


      Certificate Principal Carryover Shortfall: With respect to any Distribution Date, the excess of (i) the Certificate Principal Distributable Amount for the preceding Distribution Date plus any outstanding Certificate Principal Carryover Shortfall with respect to the preceding Distribution Date over (ii) the amount of principal that the holders of the Certificates actually received on such preceding Distribution Date.

      Certificate Principal Distributable Amount: With respect to (i) any Distribution Date prior to the Final Scheduled Distribution Date, the sum of (a) the Certificate Percentage of the Principal Distributable Amount, (b) amounts transferred from the Pre-Funding Account to the Certificate Account on such Distribution Date, if any, pursuant to Section 3.14(b) less any undistributed income or gain from investments on deposit in the Pre-Funding Account so transferred, and (c) the Certificate Principal Carryover Shortfall with respect to such Distribution Date, and (ii) the Final Scheduled Distribution Date, the Certificate Balance (before giving effect to any distribution on the Certificates on such Final Scheduled Distribution Date).

      Certificate Rate: 6.36% per annum, any regular monthly computation of interest at such rate being based upon annual interest at such rate on the applicable amount divided by twelve; provided that if a Registration Statement on Form S-3 with respect to the Certificates is not declared effective within 120 days of the Closing Date, the Certificate Rate shall be 6.61% per annum from the Distribution Date next succeeding expiration of such 120 day period.

      Certificate Register: The register maintained pursuant to Section 5.02.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Transferor, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent has been obtained; provided however, that for purposes of determining whether the Trustee shall be protected in conclusively relying upon any such consent, only Certificates which a Responsible Officer of the Trustee actually knows are so registered shall not be so taken into account.

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      Chase: The Chase Manhattan Bank (USA), as trustee.

      Closing Date: The date on which the Certificates are originally issued.

      Collateral Agent: Harris Trust and Savings Bank, not in its individual capacity but solely as collateral agent under the Spread Account Agreement, or any successor thereto acting as such under the Spread Account Agreement.

      Collection Account: The segregated account created and maintained by the Trustee in its trust capacity for the benefit of Certificateholders and the Certificate Insurer in accordance with Section 3.10.

      Contract: Each motor vehicle retail installment sale contract and security agreement (including any and all rights to receive payments thereunder on and after the applicable Cut-off Date and security interests in the Financed Vehicle securing such contract or note) assigned and transferred to the Trustee hereunder as of the Closing Date or a Subsequent Transfer Date, as the case may be, and not reassigned, retransferred or otherwise released from the Trust Estate in accordance herewith, each such Contract being identified in a Contract Schedule attached to a Transfer Agreement.

      Contract Documents: With respect to a Contract, all Contract papers and documents (including those contained in the Contract File) and all other papers and records (including computerized data) of whatever kind or description, whether developed or originated by NAFCO, a Dealer, the Master Servicer or another Person, required to document the Contract or to service the Contract.

      Contract File: With respect to a Contract, the fully executed original of such Contract; the Assignment of such Contract; the original Title Document or UCC financing statement evidencing that the security interest in a financed vehicle granted to NAFCO under such Contract has been perfected under applicable state law (except for any Title Documents or UCC financing statements not returned from the applicable public records office, in which case the Transferor or Master Servicer will deliver, on the Closing Date or the applicable Subsequent Transfer Date, as the case may be, an Officer's Certificate indicating that the original of such Title Document has been applied for at, or the original of such UCC financing statement was delivered to, such public office and shows NAFCO, as agent, as the lienholder or secured party and that the Transferor or Master Servicer will deliver the originals thereof when returned from such office); the original of any assumption agreement or any modification, extension or refinancing and agreement; and the original application of the related Obligor to obtain the financing extended by such Contract, fully executed by such Obligor.

      Contract Rate: The annual percentage rate (as such term is used with respect to the federal Truth-in-Lending Act) of interest borne by, and indicated on, a Contract.

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
      Contract Schedule: The schedule of Contracts delivered concurrently with the execution and delivery of a Transfer Agreement to the Trustee and attached thereto as Schedule 1, such schedule identifying each Contract being transferred and assigned to the Trust pursuant to such Transfer Agreement by the name of the Obligor and setting forth as to each such Contract its Individual Sold Balance as of the applicable Cut-off Date, loan number, Contract Rate, scheduled monthly payment of principal and interest, final maturity date and original principal amount.

      Conveyance: As defined in Section 2.3(b) of the Purchase Agreement.

      Corporate Trust Office: The principal office of the Trustee in the City of Chicago, Illinois at which at any particular time its corporate business shall be administered, which office at the date of the execution of this instrument is located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606,
Attention: Indenture Trust Division.


      Custodial Agreement: The Custodial Agreement, dated as of November 21, 1995, between NAFCO and OFSA, as assigned to the Trust pursuant to Section 3.19 hereof.

      Custodian: OFSA or any successor custodian for the Contract Files appointed pursuant to Section 3.19.

      Cut-off Date: With respect to an Initial Contract, the Initial Cut-off Date, and with respect to any Additional Contract, the related Subsequent Cut-off Date.

      Dealer: A retail motor vehicle dealer that originated one or more Contracts and sold the respective Contract to NAFCO.

      Dealer Agreement: Each of the respective agreements entered into by a Dealer and NAFCO whereby the Dealer sold Contracts to NAFCO.

      Default Rate: With respect to any Due Period, the product of (i) twelve and (ii) the quotient, expressed as a percentage, obtained by dividing (a) the sum of (x) the aggregate Outstanding Principal Balance of all Defaulted Contracts which became Defaulted Contracts during such Due Period and (y) the Outstanding Principal Balance of all Contracts that became Retransferred Contracts during such Due Period and were 30 days or more past due as of the date such Contracts were retransferred hereunder by (b) the arithmetic average of the Pool Outstanding Principal Balance as of the end of such Due Period and the Pool Outstanding Principal Balance as of the end of the preceding Due Period.

      Defaulted Contract: With respect to any Due Period, a Contract with respect to which any of the following has occurred during such Due Period: (i) all or a part of any scheduled payment is 90 days or more delinquent as of the end of such Due Period, (ii) such Contract is in default and the Master Servicer (or a Subservicer) has in good faith determined that payments thereunder are not likely to be resumed or (iii) the Financed Vehicle that secures the Contract

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
has been repossessed without reinstatement of the Contract on or before the last day of such Due Period and any applicable redemption period has expired.

      Deficiency Notice: as defined in Section 4.04(a) hereof.

      Deficiency Claim Amount: as defined in Section 4.04(a) hereof.

      Delinquency Ratio: With respect to any Due Period, the quotient, expressed as a percentage, obtained by dividing (a) the aggregate Outstanding Principal Balance of all Contracts in the Trust Estate on which a scheduled payment is 30 or more days past due as of the end of such Due Period, by (b) the Pool Outstanding Principal Balance as of the end of such Due Period.

      Delivery: When used with respect to Account Property means:

            (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute

      "instruments" within the meaning of Section 9-105(1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

      (b) with respect to a "certificated security" (as defined in Section 8-102(1)(a) of the UCC), transfer thereof:

            (i) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

            (ii) by physical delivery of such certificated security to a "financial intermediary" (as defined in Section 8-313(4) of the UCC) of the Trustee specially indorsed to or issued in the name of the Trustee;

            (iii) by the sending by a financial intermediary, not a "clearing corporation" (as defined in Section 8-102(3) of the UCC), of a confirmation of the purchase and the making by such financial intermediary of entries on its books and records identifying as belonging to the Trustee of (A) a specific certificated security in the financial intermediary's possession, (B) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the financial intermediary's possession, or (C) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the financial intermediary on the books of another financial intermediary; or

            (iv) by the making by a clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trustee or a person designated by the Trustee by the amount of such certificated security, provided that in each case: (A) the clearing corporation identifies such certificated security for the sole and exclusive account of the Trustee or the person designated by the Trustee, (B) such certificated security shall be subject to the clearing corporation's exclusive control, (C) such certificated security is in bearer form or indorsed in blank or registered in the name of the clearing corporation or custodian bank or a nominee of either of them, (D) custody of such certificated security shall be maintained by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the control of the clearing corporation and
      (E) such certificated security is shown on the account of the transferor thereof on the books of the clearing corporation prior to the making of such entries; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

      (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the financial intermediary on behalf of the Trustee of such book-entry security; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such financial intermediary holds such book-entry security solely an agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

      (d) with respect to any item of Account Property that is an "uncertificated security" (as defined in Section 8-102(1)(b) of the UCC) and that is not governed by clause (c) above, transfer thereof:

            (i) by registration of the transfer thereof to the Trustee, on the books and records of the issuer thereof;

            (ii) by the sending of a confirmation by a financial intermediary of the purchase, and the making by such financial intermediary of entries on its books and records identifying as belonging to the Trustee (A) a quantity of securities which constitute or are part of a fungible bulk of uncertificated securities registered in the name of the financial intermediary or (B) a quantity of securities which constitute or are part of a fungible bulk of securities shown on the account of the financial intermediary on the books of another financial intermediary; or

            (iii) by the making by a clearing corporation of appropriate entries on its books reducing the appropriate account of the transferor and increasing the account of the Trustee or a person designated by the Trustee by the amount of such uncertificated security, provided that in each case: (A) the clearing corporation identifies such uncertificated security for the sole and exclusive use of the Trustee or the person designated by the Trustee, (B) such uncertificated security is registered in the name of the clearing corporation or a custodian bank or a nominee of either, and (C) such uncertificated security is shown on the account of the transferor on the books of the clearing corporation prior to the making of such entries; and

      (e) in each case of delivery contemplated herein, the Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that such securities are held in trust pursuant to and as provided in this Agreement.

      Determination Date: With respect to a Distribution Date, the last day of the related Due Period.

      Distribution Date: The 21st day of any month, commencing November 21, 1995, or, if such 21st day is not a Business Day, the Business Day immediately following.

      Draw Date: With respect to a Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

      Due Date: With respect to a Contract, the date in each Due Period on which a scheduled payment on such Contract is due.

      Due Period: With respect to a Distribution Date, the period from and including the first day of the calendar month preceding the month in which such Distribution Date occurs to and including the last day of the calendar month preceding the month of such Distribution Date.

      Eligible Account: (i) A segregated trust account that is maintained with the corporate trust department of a depository institution or trust company acceptable to the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing, in which case such institution shall be one subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR Section 9.10(b)), (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of

America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" from Standard & Poor's and "P-1" from Moody's and (unless a Certificate Insurer Default has occurred and is continuing) acceptable to the Certificate Insurer, or (iii) a segregated direct deposit account maintained with a depository institution or trust company and fully insured by the Federal Deposit Insurance Corporation and, unless a Certificate Insurer Default has occurred and is continuing, acceptable to the Certificate Insurer.

      Eligible Servicer: The Master Servicer, the Standby Servicer or another Person that, at the time of its appointment as Master Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Contracts and (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Contracts with reasonable skill and care.


      Final Scheduled Distribution Date: The Distribution Date occurring in September, 2001.

      Financed Vehicle: The new or used automobile, light-duty truck, van or minivan, together with all accessories thereto, securing the indebtedness of the Obligor under the related Contract.

      First Union: First Union Capital Markets Corp.

      Governmental Authority: (a) Any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

      Grant: To grant, bargain, sell, warrant, alienate, devise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

      Guaranteed Distributions: As defined in the Certificate Policy.

      Indemnification Agreement: The Indemnification Agreement dated as of the Closing Date among the Certificate Insurer, the Transferor and First Union.

      Individual Sold Balance: With respect to any Contract, the original principal balance of such Contract reduced by the portion of each payment received thereon before the applicable Cut-off Date that would represent principal if such payments were allocated to the principal of and interest on such Contract based on the amortization method provided in such Contract.

      Initial Contract: Each Contract transferred and assigned to the Trust on the Closing Date.

      Initial Cut-off Date: September 30, 1995.

      Initial Spread Account Deposit: As defined in the Spread Account
Agreement.

      Insurance Agreement: The Insurance and Indemnity Agreement, dated as of the Closing Date, among the Transferor, NAFCO and the Certificate Insurer, as amended or supplemented in accordance with the provisions thereof.

      Insurance Agreement Event of Default: An "Event of Default" as defined in the Insurance Agreement.

      Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Financed Vehicle or the related Obligor.

      Internal Revenue Code: The Internal Revenue Code of 1986.

      Liquidated Contract: With respect to any Due Period, a Contract with respect to which any of the following has occurred during such Due Period: (i) 90 days have elapsed since Repossession of the related Financed Vehicle, (ii) the Master Servicer (or a Subservicer) has in good faith determined that all amounts that it expects to recover under such Contract have been received, or
(iii) 90% of any scheduled payment on such Contract is 120 days or more delinquent as of the end of such Due Period.

      Liquidation Expenses: Reasonable out-of-pocket expenses which are incurred by the Master Servicer or any Subservicer in connection with the liquidation of any Defaulted Contract. Such expenses shall include, without limitation, legal fees and expenses, any unreimbursed amount expended by the Master Servicer or any Subservicer pursuant to Section 3.08 (to the extent such amount is reimbursable under the terms of Section 3.08) respecting the related Contract, and any related and unreimbursed expenditures for property restoration or preservation.

      Liquidation Proceeds: With respect to a Liquidated Contract, all amounts (including, without limitation, Insurance Proceeds) realized with respect to such Contract net of amounts that are required to be refunded to the Obligor on such Contract; provided however, that the Liquidation Proceeds with respect to any Contract shall in no event be less than zero.

      Lockbox Account: Any bank account maintained at a Lockbox Bank into which collections under the Contracts are deposited in accordance with Section 3.06.

      Lockbox Agreement: A letter agreement among a Lockbox Bank, the Transferor, NAFCO, the Trustee, the Master Servicer and, if applicable, any Subservicer, relating to one or more Lockbox Accounts, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time. So long as no Certificate Insurer Default shall have occurred and be continuing, any Lockbox Agreement is also required to be acceptable to the Certificate Insurer.

      Lockbox Bank: Any bank at which a Lockbox Account is maintained from time to time and whose short-term debt securities are rated A-1+ by S&P and P-1 by Moody's. So long as no Certificate Insurer Default shall have occurred and be continuing, any Lockbox Bank is also required to be acceptable to the Certificate Insurer.

      Master Servicer: NAFCO, or its successor in interest, or any successor Master Servicer appointed as provided in Section 7.01 or 7.02.

      Master Servicing Fee: As to any Due Period, the monthly fee payable to the Master Servicer, which, as long as either NAFCO or the Standby Servicer is the Master Servicer, shall be equal to 1/12 of the product of (i) 2.0 percent and
(ii) the Pool Outstanding Principal Balance as of the close of business on the last Business Day of the preceding Due Period. The Master Servicing Fee for any successor Master Servicer other than the Standby Servicer shall be determined as provided in Section 7.02.

      Master Trust: National Financial Auto Receivables Master Trust.


      Monthly Interest: For any Distribution Date, thirty (30) days of interest at the Certificate Rate on the Certificate Balance on such Distribution Date (before reduction of the Certificate Balance by any distributions made on such Distribution Date).

      Moody's: Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such corporation shall for any reason no longer perform the functions of a securities rating agency, Moody's shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Certificate Insurer.

      NAFCO: National Auto Finance Company L.P., a Delaware limited partnership.

      Net Loss Rate: With respect to any Due Period, the product, expressed as a percentage, of (i) twelve and (ii) a fraction, the numerator of which equals the excess of (A) the sum of (1) the aggregate Outstanding Principal Balances of all Contracts that became Liquidated Contracts in such Due Period and (2) accrued and unpaid interest on such Outstanding Principal Balances at the related Contract Rates through the end of such Due Period and (3) the amount of any Bankruptcy Losses, over (B) the Liquidation Proceeds received by the Trust during such Due Period with respect to all Liquidated Contracts in the Trust (including Liquidated Contracts that became Liquidated Contracts in a prior Due Period) less all Liquidation Expenses incurred during such Due Period and the denominator of which equals the arithmetic average of the Pool

Outstanding Principal Balance as of the end of such Due Period and the Pool Outstanding Principal Balance as of the last day of the preceding Due Period.

      Non-Simple Interest Contract: A Contract which is not a Simple Interest Contract.

      Notice of Claim: The notice required to file a claim under the Certificate Policy.

      Obligor: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make the payments required by a Contract.

      Officer's Certificate: A certificate signed by a Co-Trustee of the Transferor or the Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, or Assistant Vice President of the Custodian, NAFCO or by a Servicing Official, as the case may be, and delivered to the Trustee, as required by this Agreement.

      OFSA: Omni Financial Services of America, Inc., a Florida corporation, or any substitute Subservicer performing substantially the same services on behalf of the Master Servicer as OFSA performs pursuant to the Subservicing Agreement, dated as of December 8, 1994, as amended as of the Closing Date, between the Master Servicer and OFSA.


      Opinion of Counsel: A written opinion in form reasonably satisfactory to the Trustee (and the Certificate Insurer if such opinion is addressed to the Certificate Insurer) of counsel reasonably satisfactory to the Trustee (and the Certificate Insurer if such opinion is addressed to the Certificate Insurer). Any such counsel may be counsel to the Transferor.

      Original Pool Outstanding Principal Balance: The aggregate Individual Sold Balances of all of the Contracts as of their respective Cut-off Dates.

      Outstanding Principal Balance: As of any date and with respect to any Contract, the outstanding principal balance of such Contract as of such date which shall be computed by reducing the Individual Sold Balance thereof on the applicable Cut-off Date (i) by the principal portion of each payment applied to such Contract on or after the applicable Cut-off Date in accordance with the terms of such Contract and processed by the Master Servicer or a Subservicer on or before such date and (ii) by any Bankruptcy Loss in respect of such Contract; provided however, that for any date following the Due Period in which the remaining principal balance of such Contract was included in the Principal Distributable Amount as a Liquidated Contract or was subject to a Principal Prepayment in Full (including a retransfer pursuant to Sections 2.02, 2.03 or 3.01), the Outstanding Principal Balance for such Contract shall be zero.

      Paying Agent: The Person, if any, appointed as such pursuant to Section 5.05.

      Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the Certificates, such percentage interest being equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate of the denominations of all Certificates.

      Permitted Investments: One or more of the following:

            (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; or (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency;

            (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Trustee or any agent of the Trustee acting in its commercial capacities); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are assigned the highest credit rating by each Rating Agency;

            (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Trustee has taken actual or constructive delivery of such obligation, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Trustee or any agent of the Trustee acting in its respective commercial capacities);

            (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned the highest credit rating by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided however, that securities issued by any particular corporation will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Accounts to exceed 10% of the Permitted Investments held in the Accounts (with Permitted Investments held in the Accounts valued at par);

            (e) commercial paper that (i) is payable in United States dollars and (ii) is rated in the highest credit rating category by each Rating Agency; and

            (f) (i) money market mutual funds rated in the highest rating category of each Rating Agency and investing only in other Permitted Investments, any such market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement, and (ii) any other demand or time deposit, obligations security or investment, provided in the case of either (i) or (ii) such investments shall be acceptable to the Certificate Insurer, as evidenced by the prior written consent of the Certificate Insurer (or if a Certificate Insurer Default has occurred and is continuing, each Rating Agency), as may from time to time be confirmed in writing to the Trustee by the Certificate Insurer or the Rating Agencies, as applicable.

      Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Physical Property: The "instruments" and "certificated securities" described in subparagraphs (a) and (b) of the definition of "Delivery" in this
Article I.

      Placement Agent Agreement: The Placement Agent Agreement dated as of the

Closing Date by and between the Transferor and First Union.

      Policy Claim Amount: As defined in Section 4.04(b).

      Pool Outstanding Principal Balance: As to any Distribution Date, the aggregate Outstanding Principal Balances of the Contracts at the end of the Due Period preceding such Distribution Date and, as of the Initial Cut-off Date, the aggregate Individual Sold Balances of the Initial Contracts on the Initial Cut-off Date.

      Pre-Funding Account: The segregated account created and maintained by the Trustee in its trust capacity for the benefit of the Certificateholders in accordance with Section 3.14.

      Pre-Funding Period: The period from the Closing Date until the earliest of
(i) the occurrence of an Amortization Event, (ii) the date on which the balance of funds on deposit in the Pre-Funding Account is reduced to zero and (iii) the close of business on December 31, 1995.

      Pre-Funding Period Reserve Account: The segregated account created and maintained by the Trustee in its trust capacity for the benefit of the Certificateholders in accordance with Section 3.12.

      Preference Claim: As defined in Section 4.05(b).

      Principal Distributable Amount:

      (i) With respect to any Distribution Date following the calendar month in which the Revolving Period terminates (other than the Final Scheduled Distribution Date), the sum of (a) that portion of all collections on the Contracts (other than Liquidated Contracts, Retransferred Contracts and, to the extent included in clause (d) below, Retransfer Default Contracts) allocable to principal, including all full and partial principal prepayments, on deposit in the Collection Account at the close of business of the last day of the related Due Period, (b) the Outstanding Principal Balance of all Contracts that became Liquidated Contracts during the related Due Period (other than Liquidated Contracts that became Retransferred Contracts during such Due Period and, to the extent included in clause (d) below, the Outstanding Principal Balance of Retransfer Default Contracts), (c) the portion of the Retransfer Amount allocable to principal of all Contracts that became Retransferred Contracts on or prior to the related Reporting Date and subsequent to the preceding Reporting Date, (d) in the sole discretion of the Certificate Insurer, the Outstanding Principal Balance as of the related Reporting Date of all Retransfer Default Contracts, (e) the aggregate amount of Bankruptcy Losses that occurred during the related Due Period, (f) the amount, if any, transferred by the Trustee to the Certificate Account from the Revolving Account pursuant to Section 3.13(b).

      (ii) With respect to any Distribution Date occurring prior to or during the calendar month in which the Revolving Period terminates, the sum of (a) the aggregate Outstanding Principal Balance of all Contracts that became Liquidated Contracts during the related Due Period and (b) the amount, if any, transferred by the Trustee to the Certificate Account from the Revolving Account on such

Distribution Date pursuant to Section 3.13(b).

      Principal Prepayment in Full: Any prepayment of the entire principal balance of a Contract. Contracts required to be retransferred to the Transferor pursuant to Section 2.02 or 2.03 during a Due Period shall be deemed to have been subject to a Principal Prepayment in Full during such Due Period.

      Purchase Agreement: The Purchase and Contribution Agreement, dated October 1, 1995, between the Transferor and NAFCO and all amendments thereof and supplements thereto.

      Purchase Agreements: The Purchase Agreement and the Assignment Agreement.

      Rating Agencies: Standard & Poor's and Moody's.

      Record Date: With respect to any Distribution Date, the last day of the preceding calendar month.

      Registrar of Titles: The agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

      Registration Rights Agreement: The Registration Rights Agreement to be entered into between the Transferor and the initial Certificateholders.

      Reporting Date: With respect to a Distribution Date, the earlier of (i) the 15th day of the calendar month in which such Distribution Date occurs and
(ii) the fourth Business Day preceding such Distribution Date.

      Repossession: Any action taken or to be taken pursuant to the UCC or other applicable laws in connection with recovery on a defaulted Contract (including any Liquidated Contract), including repossession of the related Financed Vehicle with or without judicial proceedings, sale of such Financed Vehicle at public or private sale, retention of such Financed Vehicle in satisfaction of the Obligor's obligations under such defaulted Contract, or a levy on and sheriff's sale of the related Financed Vehicle in enforcement of a judgment on such defaulted Contract or by voluntary surrender or otherwise.

      Required Reserve Amount: With respect to any Distribution Date, an amount equal to the product of (i) a per annum rate equal to the Certificate Rate less 250 basis points (2.50%), (ii) the amount of funds on deposit in the Pre-Funding Account after giving effect to any withdrawals therefrom on such Distribution Date and (iii) a fraction, the numerator of which is the number of days from and including such Distribution Date to (but excluding) December 31, 1995, and the denominator of which is 360.

      Requisite Amount: As defined in the Spread Account Agreement.

      Responsible Officer: With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any Vice President, Assistant Vice President, Secretary or Assistant Secretary, or any other officer of the

Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      Retransfer Amount: With respect to any Contract required to be retransferred to the Transferor pursuant to Section 2.02 or 2.03 or the Master Servicer pursuant to Section 3.01, an amount equal to the sum of (i) 100% of the Outstanding Principal Balance thereof on the date of retransfer and (ii) unpaid accrued interest at the applicable Contract Rate on the Outstanding Principal Balance thereof on the date of retransfer from the date to which interest was last paid by the Obligor to the Due Date in the Due Period in which such retransfer occurs. For purposes of determining the Retransfer Amount of any Contract, the Outstanding Principal Balance thereof on the date of retransfer shall not be reduced to zero as a result of its classification as a Liquidated Contract.

      Retransferred Contract: Any Contract retransferred to the Transferor or the Master Servicer pursuant to Section 2.02, Section 2.03 or Section 3.01 hereof.

      Retransfer Default Contract: Any Contract with respect to which the Transferor or the Master Servicer is required to deposit in the Collection Account the related Retransfer Amount pursuant to Section 2.02, Section 2.03 or
Section 3.01 and has not so deposited such amount on the Reporting Date on which it is required to repurchase such Contract following receipt of notice from the Trustee that such Contract is required to be retransferred.

      Revolving Account: The segregated account created and maintained by the Trustee in its trust capacity for the benefit of the Certificateholders and the Certificate Insurer in accordance with Section 3.13.

      Revolving Period: The period from and including the Closing Date until the earlier of (i) the date on which an Amortization Event occurs and (ii) the close of business on April 30, 1996.

      Rule of 78's Method: The method of allocating a fixed level payment between principal and interest based upon the "sum of periodic balances" or "sum of monthly payments" method.

      Servicer Default: As defined in Section 7.01.

      Servicing Official: Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing employees furnished to the Trustee and the Certificate Insurer by the Master Servicer, as such list may from time to time be amended.

      Simple Interest Method: The method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is the product of a fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year) between (a) the date such payment is received and (b) the date the prior scheduled payment was received, or in the case of the first payment, the date of the Contract.

      Spread Account: The Spread Account established and maintained pursuant to the Spread Account Agreement. The Spread Account shall in no event be deemed part of the Trust Estate.

      Spread Account Agreement: The Master Spread Account Agreement, dated as of the Closing Date, among the Transferor, the Certificate Insurer, the Collateral Agent and the Trustee substantially in the form attached hereto as Exhibit E, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

      Standard & Poor's: Standard & Poor's Ratings Service, its successors and their assigns, and if Standard & Poor's Ratings Service shall for any reason no longer perform the functions of a securities rating agency, "Standard & Poor's" shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Certificate Insurer.

      Standby Servicer: Harris Trust and Savings Bank, or any successor thereto under the Standby Servicing Agreement.

      Subsequent Cut-off Date: With respect to any Subsequent Transfer Date, the third Business Day prior thereto.

      Subsequent Transfer Date. Any day on which Additional Contracts are transferred and assigned to the Trust pursuant to Section 2.06.

      Subservicer: Any Person that is subservicing a Contract pursuant to a Subservicing Agreement pursuant to Section 3.02.

      Subservicer Account: The account maintained by OFSA with Mellon Financial Services to which Obligors have been or will be instructed to remit payments in respect of the Contracts.

      Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to the servicing and/or administration of certain Contracts as provided in Section 3.02.

      Supplemental Servicing Fee: With respect to any Due Period, any payments received from an Obligor or a Dealer in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges, taxes, fees or other charges imposed by any Governmental Authority.

      Taxes: Motor vehicle registration fees or taxes, personal property or other ad valorem taxes, and all other similar fees and taxes imposed by a governmental unit with respect to the ownership or use of a Financed Vehicle.


      Title Documents: With respect to any Financed Vehicle, the actual motor vehicle title or certificate of title for such Financed Vehicle issued by the Registrar of Titles or other government agency in the jurisdiction in which such Financed Vehicle is registered; alternatively, in those certain jurisdictions whose law requires that the original of the actual motor vehicle title or certificate of title be possessed by the Obligor, then, in lieu of the actual title or certificate of title, Title Documents shall mean such duplicate titles, certificates or other documents as are permitted, required and/or contemplated to be possessed by the secured party under the laws of such jurisdiction.

      Total Retransfer Amount: As defined in Section 9.01.

      Transaction Documents: This Agreement, the Assignment Agreement, the Purchase Agreement, the Certificates, the Insurance Agreement, the Indemnification Agreement, each Conveyance, the Spread Account Agreement, the Placement Agent Agreement, the Custodial Agreement, the Premium Letter, and any Transfer Agreement.

      Transfer Agreement: As defined in Section 2.01(b).

      Transferor: National Financial Auto Funding Trust, a Delaware business trust.

      Transferor Interest: The interest in the Trust held by the Transferor evidencing the right of the Transferor to all distributions pursuant to Section 4.01(b)(xi) hereof and to any assets remaining in the Trust upon termination of this Agreement and the Insurance Agreement.

      Transferor Trust Agreement: The First Amended and Restated Trust Agreement, dated as of December 8, 1994, as amended as of the Closing Date between the Transferor and The Chase Manhattan Bank (USA), as trustee.

      Trigger Event: As defined in the Spread Account Agreement.

      Trust: The National Auto Finance 1995-1 Trust created by this Agreement.

      Trust Estate: The corpus of the Trust, consisting of (i) the Contracts,
(ii) all monies paid or payable thereunder on or after the applicable Cut-off Date, (iii) the Contract Files, (iv) such assets as shall from time to time be identified as deposited in the Collection Account, the Certificate Account, the Pre-Funding Account, the Pre-Funding Period Reserve Account and the Revolving Account, (v) property that secured a Contract and that has been acquired by Repossession or otherwise, (vi) all rights to Insurance Proceeds and Liquidation Proceeds, (vii) the Transferor's right, title and interest in, to and under the Purchase Agreements, (viii) the Certificate Policy, (ix) NAFCO's rights against Dealers under the Dealer Agreements in respect of the representations and warranties made by the Dealer thereunder with regard to the related Contracts and (x) the proceeds of the foregoing and the rights to enforce the foregoing.

      UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.


      Unearned Finance Charge: With respect to any Contract, the amount of the add-on finance charge that, under the term of such Contract, would be required to be refunded or credited to the related Obligor in accordance with such Contract if such Contract were then prepaid in full.

      Section 1.02. Calculations as to Principal and Interest in Respect of Contracts. For all purposes of this Agreement the allocation of a payment on a Contract between principal and interest shall be made based upon the amortization method provided in such Contract. For purposes of allocating a pay-ahead payment on a Contract between principal and interest, the pay-ahead shall be deemed to have been received on the date it was actually due. For all purposes of this Agreement, no amount shall be treated as collected under a Contract until such amount has been deposited into the Collection Account.

      Section 1.03. Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Certificateholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Certificate Policy.

                                  ARTICLE II

                              Creation of Trust;
                           Transfer of Trust Estate;
                       Original Issuance of Certificates

      Section 2.01. Creation of Trust: Transfer of Trust Estate.

            (a) The Trust hereby is created. The Transferor hereby appoints the Trustee as trustee of the Trust effective as of the Closing Date, and the Trustee hereby acknowledges and accepts such appointment. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders, the Certificate Insurer and the Transferor. The Trustee is hereby specifically empowered to conduct any business dealings with the Transferor and the Master Servicer on behalf of the Trust, and shall have all the rights, powers and duties of the Trustee set forth in this Agreement. The parties hereto intend that the Trust constitute a trust under the laws of the State of New York.

            (b) The Transferor does hereby transfer, assign, set-over and otherwise convey to the Trustee, without recourse (except as otherwise specifically provided in this Agreement), and does hereby grant to the Trustee, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer, all the right, title and interest of the Transferor in and to the Contracts and all other items in the Trust Estate (other than the Certificate Policy), whether now owned or hereafter acquired. The foregoing transfer and assignment does not constitute and is not intended to result in an assumption by the Trustee, any Certificateholder or the Certificate Insurer of any obligation of the Transferor or the Master Servicer to the Obligors, Dealers, insurers or any other Person in connection with the Contracts, the Contract Files, or the insurance policies or any agreements or instruments relating to any of them. In connection with each transfer of Contracts by the Transferor to the Trust, the Transferor agrees, at its own expense, on or before the Closing Date or the applicable Subsequent Transfer Date, to deliver to the Trustee and the Certificate Insurer a written assignment (including an acceptance by the Trustee on behalf of the Trust) covering such Contracts in substantially the form of Exhibit 2.01 (each, a "Transfer Agreement").

            (c) The Transferor intends that the transfer and assignment of Contracts by the Transferor to the Trust constitute an absolute transfer to the Trust of all the Transferor's right, title, and interest in and to the Contracts and the remainder of the Trust Estate (other than the Certificate Policy); provided that, in the event that, notwithstanding the intent of the Transferor, the transfer is not held to be a sale, then it is intended that the conveyance shall be deemed to be a grant of a security interest in the Contracts and the remainder of the Trust Estate. By the transfer, assignment and set-over contemplated by this Section 2.01, the Transferor further grants and transfers to the Trustee, for the benefit of all Certificateholders, and the Certificate Insurer a first priority, perfected security interest, as their respective interests appear in Section 4.01, in all of the Transferor's right, title and interest in, to and under the Contracts and the remainder of the Trust Estate, whether now existing or hereafter acquired, and agrees that this Agreement shall also constitute a security agreement under applicable law. On or prior to the Closing Date, the Transferor shall have filed a UCC financing statement or statements, appropriate under the applicable UCC, to reflect the assignment of the Contracts and the remainder of the Trust Estate (other than the Certificate Policy) by the Transferor to the Trustee and the Certificate Insurer and to protect the Certificateholders' and the Certificate Insurer's interest in the Contracts, their proceeds and the Financed Vehicles, against all other Persons and shall thereafter file any appropriate continuation statements in respect thereof. During the term of this Agreement, the Transferor shall not change its name, identity or structure or relocate its chief executive office or principal place of business without first giving at least 30 days' advance written notice to the Trustee, the Master Servicer and the Certificate Insurer; provided however, that the Trustee, the Master Servicer and the Certificate Insurer shall, subject to the last sentence of this paragraph, have no right or power to prohibit a change in the Transferor's name, identity or structure or a relocation of, its chief executive office or principal place of business. If any change in the Transferor's name, identity or structure or the relocation of its chief executive office or principal place of business would make any financing or continuation statement or notice of lien filed in connection with this Agreement misleading within the meaning of applicable provisions of the UCC or any title statute, the Transferor, promptly but in no event later than thirty days after the effective date of such change, shall file such amendments or take such other actions as may be required to preserve and protect the Trustee's interest in the Contract and proceeds thereof and the Financed Vehicles and the remainder of the Trust Estate. Promptly after filing such amendments or taking such other action, the Transferor shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel stating that all financing statements, continuation statements or amendments thereto necessary to continue the perfection of the interest of the Trustee in the Trust Estate have been filed and reciting the details thereof.

            (d) The Master Servicer shall be responsible for maintaining, and shall maintain and cause the respective Subservicers, if any, to maintain, a complete set of books and records (including tapes and disks for computer use) for each Contract to the extent that such books and records were delivered to the Master Servicer or such Subservicer or were developed by it during the course of servicing such Contract. The Master Servicer shall, and shall cause the respective Subservicers to, maintain such books of account and other records as will enable the Trustee to determine the ownership status of each Contract; provided however, that neither the Master Servicer nor any Subservicer shall be required to physically mark or segregate any Contracts or other Contract Documents to indicate such ownership status. Promptly after the Closing Date and each Subsequent Transfer Date, the Transferor and the Master Servicer shall deliver to the Custodian all Contract Documents in its possession or under its control, and shall promptly deliver to the Custodian any Contract Documents that subsequently come into its possession or within its control. NAFCO hereby warrants, represents and covenants to and with the Trustee and the Certificate Insurer that recordation of the name of NAFCO as lienholder in the Title Documents respecting any Financed Vehicle as well as such lien itself is maintained by NAFCO as agent for the Trustee for the benefit of the Trust and NAFCO has no equitable ownership in the Contracts, except as it may have by virtue of ownership of a Certificate or an equity interest in the Transferor or any Certificateholder.

            (e) On the Closing Date, the Transferor shall deliver to the Trustee for deposit in the Collection Account, or to the extent received by the Master Servicer or any Subservicer, cause the Master Servicer to deliver or cause to be delivered to the Trustee for deposit in the Collection Account, all payments received on the Contracts on or after the Initial Cut-off Date and on or before the second Business Day preceding the Closing Date. Within two Business Days after a Subsequent Transfer Date, the Transferor shall deliver to the Trustee for deposit in the Collection Account, or to the extent received by the Master Servicer or any Subservicer, cause the Master Servicer to deliver or cause to be delivered to the Trustee for deposit in the Collection Account, all payments received on the Contracts on or after the applicable Cut-off Date and on or before such Subsequent Transfer Date.

      Section 2.02. Acceptance by Trustee. The Trustee, based solely upon the representations of the Custodian, acknowledges receipt by the Custodian as of the Closing Date and each Subsequent Transfer Date, as the case may be, of a Contract File relating to each Contract. It is understood and agreed that OFSA makes no representation as to the contents of the Contract File. If the Master Servicer or any such Subservicer subsequently finds any document or documents constituting a part of a Contract File to be missing or defective in any material respect, the Master Servicer or such Subservicer shall promptly so notify the Trustee, the Certificate Insurer and the Transferor in writing, and the Master Servicer shall add such item to the exceptions list. The Transferor shall use best efforts to cure each such omission or defect on the exceptions list. If the Transferor does not correct or cure any such omission or defect within sixty (60) days from the date the Trustee was notified of such omission or defect, then the Transferor shall promptly accept a retransfer of the related Contract from the Trustee. The Retransfer Amount for the retransferred Contract shall be delivered by the Transferor to the Trustee for deposit in the Collection Account and upon receipt of the Retransfer Amount by the Trustee and its receipt of written notice thereof, the Trustee shall cause the Custodian to release to the Transferor the related Contract File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in the Transferor or its designee any Contract released pursuant hereto. It is understood and agreed that the obligation of the Transferor to accept a retransfer of any Contract as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

      Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Transferor. (a) The Master Servicer hereby represents, warrants and covenants to the Trustee and the Certificate Insurer that as of the Closing Date and each Subsequent Transfer Date:

            (i) the Master Servicer is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to transact business in and is in good standing under the laws of each state in which it is necessary for it to be so qualified in order to carry on its business as now being conducted and has all licenses necessary to carry on its business as now being conducted; the Master Servicer has the full power and authority to own its property, to carry on its business as presently conducted, and to execute, deliver and perform each of the Transaction Documents to which it is a party; the execution, delivery and performance of each of the Transaction Documents to which it is a party (including all instruments of transfer to be delivered pursuant to any such Transaction Documents to which it is a party) by the Master Servicer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized; each of the Transaction Documents to which it is a party evidences the valid, binding and enforceable obligation of the Master Servicer (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law) and all requisite partnership action has been taken by the Master Servicer to make each of the Transaction Documents to which it is a party valid and binding upon the Master Servicer (subject as aforesaid in the preceding clause);

            (ii) the Master Servicer is not required to obtain the consent of any other party or obtain the consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of each of the Transaction Documents to which it is a party;

            (iii) the consummation of the transactions contemplated by the Transaction Documents will not result in the breach of any term or provision of the partnership agreement of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default (with or without notice, lapse of time or both) under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the creation or imposition of any Lien upon any of the properties pursuant to the terms of any such agreement indenture or loan or credit agreement or other instrument (aside from the lien created pursuant to this Agreement) or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property or the Contracts are subject;

            (iv) the Master Servicer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of the Master Servicer to perform its obligations under this Agreement or the interest of the Certificateholders, the Trust or the Certificate Insurer in any material respect;


            (v) there are no actions, suits, proceedings or investigations pending or, to the Master Servicer's knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any of the Transaction Documents, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (D) involving the Master Servicer and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates, or (E) that could have a material adverse effect on the Contracts. To the Master Servicer's knowledge, there are no proceedings or investigations pending or threatened against the Master Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Master Servicer or its properties relating to the Master Servicer which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates;

            (vi) the chief executive office of the Master Servicer is located at One Park Place, 621 NW 53rd Street, Boca Raton, Florida 33487; and

            (vii) the Subservicing Agreement is enforceable against the Master Servicer and has been duly authorized by all necessary corporate action of the Master Servicer and has been duly executed and delivered by the Master Servicer.

      It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Contract Files to the Custodian and the Subservicers, if any, on behalf of the Trustee and shall survive as long as any Certificate shall be outstanding or this Agreement has not been terminated. Upon discovery by the Transferor, the Master Servicer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Contract, the party discovering such breach shall give prompt written notice thereof to the other parties and to the Certificate Insurer. In addition to the foregoing, the Master Servicer shall indemnify the Transferor, the Trustee, the Certificate Insurer, the Trust and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Section 2.03(a).

            (b) The Transferor hereby represents, warrants and covenants to the Trustee, the Certificate Insurer and the Master Servicer that as of the Closing Date and each Subsequent Transfer Date:


            (i) the Transferor is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all licenses and approvals necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement and the other Transaction Documents; the Transferor has the full power and authority to own its property, to carry on its business as presently conducted, and to execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and the other Transaction Documents by the Transferor and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligations of the Transferor (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally whether enforcement is sought in a proceeding in equity or at law); and all requisite action has been taken by the Transferor to make this Agreement and the other Transaction Documents valid and binding upon the Transferor (subject as aforesaid in the preceding clause);

            (ii) the Transferor is not required to obtain the consent of any other party or obtain the consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Documents;

            (iii) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in the breach of any term or provision of the trust agreement of the Transferor or result in the breach of any term or provision of, or conflict with or constitute a default (with or without notice, lapse of time or both) under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Transferor or its property is subject or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement, indenture or loan or credit agreement or other instruments (aside from the lien created pursuant to this Agreement), or result in the violation of any law (including, without limitation, any bulk transfer or similar law), rule, regulation, order, judgment or decree to which the Transferor or its property or the Contracts are subject;

            (iv) no statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will, when furnished, contain any untrue statement of a material fact or omits or will, when furnished, omit to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made;

            (v) neither the Transferor nor any of its subsidiaries or affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of the Transferor to perform its obligations under this Agreement or any other Transaction Document;

            (vi) this Agreement and each Transfer Agreement, when duly executed and delivered, shall effect a valid sale, transfer and assignment of the Contracts and the remaining Trust Estate, enforceable against the Transferor and creditors of and purchasers from the Transferor;

            (vii) there are no proceedings or investigations pending or, to the Transferor's knowledge, threatened against the Transferor or NAFCO, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Transferor or its properties (a) asserting the invalidity of this Agreement or any of the Transaction Documents, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (c) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (d) involving the Transferor and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates, or (e) that could have a material adverse effect on the Contracts.

            (viii) the Transferor has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement and the other Transaction Documents, and the consummation of all the transactions herein and therein contemplated;

            (ix) the Transferor shall not take any action to impair the Trustee's rights on behalf of the Certificateholder and the Certificate Insurer in any Contract;

            (x) the Transferor has filed all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon;

            (xi) since the date of its organization, the Transferor has maintained its chief executive office in the State of Florida or the State of Delaware, and there have been no other locations of the Transferor's chief executive office during the four (4) months preceding the Closing Date;

           (xii) Transferor is solvent and will not become insolvent after giving effect to the transactions contemplated hereunder; Transferor is paying its debts as they become due; Transferor, after giving effect to the contemplated transactions, will have adequate capital to conduct its business;

            (xiii) since February 1995, "National Financial Auto Funding Trust" is the only trade name under which the Transferor has operated its business and, prior to such date, NAFCO Funding Trust was the only trade name under which the Transferor operated its business;

            (xiv) the Transferor shall not engage in any business or activity other than in connection with or relating to the purchase of auto loan receivables and the issuance of securities secured by, or evidencing beneficial interests in, such auto loan receivables;

            (xv) the Transferor is not and shall not be involved in the day-to-day or other management of its parent or any of its affiliates;

            (xvi) the Transferor's financial statements shall reflect its separate legal existence from any of its affiliates;

            (xvii) the Transferor shall maintain records and books of account of the Transferor and shall not commingle such records and books of account with the records and books of account of any Person;

            (xviii) the Transferor shall act solely in its own name and through the duly authorized trustees or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

            (xix) at all times, except in the case of a temporary vacancy, which shall promptly be filled, the Transferor shall have at least one trustee who qualifies as an "Independent Trustee" as such term is defined in the Transferor Trust Agreement as in effect on the date hereof;

            (xx) the Transferor shall execute and deliver the Registration Rights Agreement as soon as practicable after the Closing Date and in any event no later than November 27, 1995. Pursuant to such Registration Rights Agreement the initial Certificateholders can require the Transferor to register the Certificates on a Form S-3 registration statement under the Securities Act, and the Transferor will undertake in the Registration Rights Agreement to use its best efforts to have such Form S-3 registration statement declared effective by the Securities and Exchange Commission on or prior to 120 days following the Closing Date. In the event such a registration statement is not declared effective by such date the Certificate Rate shall increase by 25 basis points (0.25%) and interest on the Certificates will commence accruing at such increased Certificate Rate as of the Distribution Date next succeeding expiration of such 120 days period.

      The Transferor shall indemnify the Trustee, the Certificate Insurer, the Master Servicer, and each Certificateholder and hold each of them harmless against any and all damages (including all expenses and legal fees) resulting from a breach of the representations and warranties set forth in this Section 2.03(b).

            (c) The Transferor hereby represents and warrants to the Trustee on behalf of the Certificateholders and the Certificate Insurer as of the Closing Date with respect to the Initial Contracts transferred to the Trust on the Closing Date and as of each Subsequent Transfer Date with respect to the Additional Contracts transferred to the Trust on such Subsequent Transfer Date (unless another date or time period is otherwise specified or indicated in the particular representation or warranty):

            (i) immediately prior to the Closing Date or the Subsequent Transfer Date, at the case may be, the Transferor had a valid and enforceable security interest in the related Financed Vehicle, and such security interest had been duly perfected and was prior to all other present and future liens and security interests (except future tax liens and liens that, by statute, may be granted priority over previously perfected security interests) that now exist or may hereafter arise, and the Transferor had the full right to assign such security interest to the Trustee;

            (ii) on and after the Closing Date or the Subsequent Transfer Date, as the case may be, there shall exist under the Contract a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing such Contract (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or the Subsequent Transfer Date, as the case may be, which is prior to such interest) and at such time as enforcement of such security interest is sought there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle in favor of the Trustee (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or the Subsequent Transfer Date, as the case may be, which is prior to such interest);

            (iii) no Contract has been sold, assigned or pledged to any other Person other than an endorsement to the Master Servicer for purposes of servicing or any such pledge has been released; immediately prior to the transfer and assignment herein contemplated, the Transferor has good and marketable title thereto free and clear of any lien, encumbrance, equity, pledge, charge, claim or security interest and is the sole owner thereof and has full right to transfer such Contract to the Trustee. No Dealer has a participation in, or other right to receive, proceeds of any Contract. None of NAFCO, the Master Trust nor the Transferor has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related insurance policies or Dealer Agreements or to payments due under such Contract;

            (iv) upon the transfers pursuant to Section 2.01, the Trustee will have a first priority ownership or security interest in each such Contract free and clear of any encumbrance, lien, pledge, charge, claim, security interest or rights of others; the purchase of each such Contract by NAFCO from a Dealer was not an extension of financing to such Dealer;

            (v) no such Contract is delinquent for more than thirty days in payment as to any scheduled payment;

            (vi) there is no lien against any related Financed Vehicle for delinquent taxes;

            (vii) there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor to pay the unpaid principal or interest due under such Contract; the operation of the terms of such Contract or the exercise of any right thereunder will not render such Contract unenforceable in whole or in part or subject to any right of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted;

            (viii) no Contract is assumable by another Person in a manner which would release the Obligor thereon from such Obligor's obligations to the Transferor with respect to such Contract;

            (ix) there are no prior liens or claims for work, labor or material affecting any related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Contract;

            (x) each such Contract, and the sale of the Financed Vehicle securing such Contract, where applicable, complied, at the time it was made and as of the Closing Date or related Subsequent Transfer Date, as applicable, in all material respects with applicable state and federal laws (and regulations thereunder), including, without limitation, usury, disclosure and consumer protection laws, equal credit opportunity, fair credit reporting, truth-in-lending or other similar law, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment sales contracts and loans in particular, and the transfer of such Contract to the Trust will not violate any such laws;

            (xi) each such Contract is a legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally whether enforcement is sought in a proceeding in equity or at law, and all parties to such Contract had full legal capacity to execute such Contract and all documents related thereto and to grant the security interest purported to be granted thereby at the time of execution and grant;

            (xii) as of the Closing Date or such Subsequent Transfer Date, as the case may be, the terms of each such Contract have not been impaired, waived, altered or modified in any respect, except by written instruments that are part of the Contract Documents, and no such Contract has been satisfied, subordinated or rescinded;

            (xiii) at the time of origination of each such Contract, the proceeds of such Contract were fully disbursed, there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Contract have been paid;

            (xiv) there is no default, breach, violation or event of acceleration existing under any such Contract (except payment delinquencies permitted by subparagraph (v) above) and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under any such Contract or would otherwise affect the value or marketability of such contract; neither NAFCO nor the Transferor has waived any such default, breach, violation or event of acceleration; and as of the applicable Cut-Off Date, the related Financed Vehicle has not been repossessed;

            (xv) at the origination date of each such Contract, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) the actual cash value of the related Financed Vehicle or (b) the unpaid balance owing of such Contract, less the related Unearned Finance Charge, (ii) naming NAFCO as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage; each Contract requires the Obligor to maintain physical loss and damage insurance, naming NAFCO as an additional insured party;

            (xvi) each such Contract was acquired by NAFCO from a Dealer with which it ordinarily does business; such Dealer had full right to assign to NAFCO such Contract and the security interest in the related Financed Vehicle and the Dealer's assignment thereof to NAFCO is legal, valid and binding and NAFCO had full right to assign to the Transferor such Contract and the security interest in the related Financed Vehicle and NAFCO's assignment thereof to the Transferor is legal, valid and binding;

            (xvii) each such Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security;

            (xiii) scheduled payments under each such Contract are due monthly (or, in the case of the first payment, no later than the forty-fifth day after the date of the Contract) in substantially equal amounts to maturity, and will be sufficient to fully amortize such Contract at maturity, assuming that each scheduled payment is made on its Due Date; such scheduled payments are applicable only to payment of principal and interest on such Contract and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Contract may have been used to pay insurance premiums); and the original term to maturity of each such Contract was not more than 60 months;

            (xix) the collection practices used with respect to each such

      Contract have been in all material respects legal, proper, prudent and customary in the automobile installment sales contract or installment loan servicing business;

            (xx) there is only one original of each such Contract, the Master Servicer or a Subservicer is currently in possession of the Contract Documents for such Contract and there are no custodial agreements in effect adversely affecting the rights of the Transferor to make the deliveries required hereunder on the Closing Date or the Subsequent Transfer Date, as the case may be;

            (xxi) as of the Cut-off Date or Subsequent Cut-off Date, as applicable, no Obligor was the subject of a current bankruptcy proceeding;

            (xxii) with respect to each Due Period, the aggregate of the interest due on all the Contracts in such Due Period from scheduled payments is in excess of the sum of (i) the Master Servicing Fee due and any fees due to the Trustee and the Certificate Insurer, each with respect to such Due Period and (ii) the amount of interest payable on the Certificates with respect to such Due Period, in each case assuming that each scheduled payment is made on its Due Date;

            (xxiii) the Contracts constitute "chattel paper" within the meaning of the UCC as in effect in the applicable jurisdiction and all filings (including without limitation, UCC filings) required to be made and all actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Contracts and the proceeds thereof and the remaining Trust Estate have been made, taken or performed;

            (xxiv) the information regarding such Contracts set forth in the applicable Contract Schedule is true and correct in all material respects at the applicable Cut-off Date and the Closing Date or Subsequent Closing Date, as applicable; each Contract was originated in the United States of America and at the time of origination, materially conformed to all requirements of the NAFCO underwriting policies and guidelines then in effect; and no Obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

            (xxv) by the Closing Date and prior to each Subsequent Transfer Date, as applicable, NAFCO will have caused the portions of NAFCO's servicing records relating to the Contracts to be clearly and unambiguously marked to show that the Contracts constitute part of the Trust Estate and are owned by the Trust in accordance with the terms of this Agreement;

            (xxvi) the computer tape or listing made available by NAFCO to the Trustee on the Closing Date and on each Subsequent Transfer Date was complete and accurate as of the applicable Cut-off Date, and includes a description of the same Contracts that are described in the applicable Contract Schedule;


            (xxvii) no Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Contract under this Agreement or the Transfer Agreement, as applicable, or pursuant to transfers of the Certificates. The Transferor has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Contracts;

            (xxviii) no selection procedures adverse to the Certificateholders or to the Certificate Insurer have been utilized in selecting such Contract from all other similar Contracts originated by NAFCO; and

            (xxix) as of the Initial Cut-off Date, the weighted average annual percentage rate, as such term is used with respect to the Federal Truth-in-Lending Act ("APR") of the Initial Contracts was approximately 18.32% and the weighted average remaining scheduled maturity on the Initial Contracts was approximately 50.49 months and the percentage of the aggregate outstanding balance of the Initial Contracts relating to the financing of used Financed Vehicles was 60.61%. The final scheduled payment date on the Initial Contract with the latest maturity is October 7, 2000. Each Contract amortizes based on a Rule of 78s Method, Simple Interest Method or Actuarial Method; and

            (xx) No Contract provides for a prepayment penalty.

      The representations and warranties set forth in this Section 2.03(c) shall survive assignment of the Contracts to the Trustee and shall survive as long as any Certificate shall be outstanding or this Agreement has not been terminated. Upon discovery by the Transferor, the Master Servicer, a Responsible Officer of the Trustee or any Subservicer of a breach of any of the representations and warranties set forth in this section 2.03(c) which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Contract, the party discovering such breach shall give prompt written notice thereof to the other parties and the Certificate Insurer (any Subservicer being so obligated under a Subservicing Agreement). In addition, with respect to any Contract in respect of which the Title Document was being applied for on the Closing Date or the related Subsequent Transfer Date, as applicable, if such Title Document has not been received by the Master Servicer within 180 days after the Closing Date or such Subsequent Transfer Date, as applicable, the Master Servicer shall give the Trustee, the Certificate Insurer and Transferor written notice of such fact. If the Transferor does not correct or cure such breach (including delivery of such Title Document, if applicable) by the Reporting Date occurring during the second full calendar month following the calendar month in which the Trustee was notified or the Transferor, Master Servicer or Subservicer became aware, if earlier, of such breach (including failure to deliver such Title Document), then the Transferor shall promptly accept a retransfer of such Contract from the Trust. Any such retransfer by the Transferor shall be in exchange for the delivery by the Transferor to the Trust of the Retransfer Amount and shall be accomplished in the manner set forth in
Section 2.02. Except as expressly provided in Section 6.03, it is understood and agreed that the obligation of the Transferor to accept a retransfer of any Contract as to which such a breach has occurred and is continuing as described above shall constitute the sole remedy respecting such breach available to the Master Servicer, Certificateholders, the Certificate Insurer or the Trustee on behalf of Certificateholders.

      In addition to the foregoing and notwithstanding whether the related Contract shall have been purchased by the Transferor or NAFCO, the Transferor shall indemnify the Trustee, the Certificate Insurer and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the representations and warranties set forth in Section 2.03(c))(vii) and (x).

      Section 2.04. Execution and Authentication of Certificates. The Trustee acknowledges the assignment to it of the Initial Contracts and the remainder of the Trust Estate, on behalf of the Certificateholders and the Certificate Insurer, and, concurrently with such delivery, has caused to be authenticated and delivered to or upon the order of the Transferor, in exchange for the Initial Contracts and the remainder of the Trust Estate, Certificates in authorized denominations evidencing an undivided interest in the entire Trust Estate.

      Section 2.05. Restriction on Transfer of Transferor Interest. The Transferor and any subsequent transferee under this Section 2.05 may not and shall not transfer or assign the Transferor Interest unless (i) the Transferor shall have given each Rating Agency, the Certificate Insurer and the Trustee prior written notice of such proposed transfer, (ii) the Certificate Insurer shall have consented in writing thereto (or, if a Certificate Insurer Default shall have occurred and be continuing, each Rating Agency shall have notified the Transferor and the Trustee that such proposed transfer will not result in the downgrading or withdrawal of the rating then assigned by such Rating Agency to the Certificates) and (iii) the Transferor shall have delivered to the Trustee and the Certificate Insurer a ruling of the Internal Revenue Service or an Opinion of Counsel, which, in either case, shall be to the effect that the proposed transfer (A) will not result in the arrangement contemplated by this Agreement being treated as an association taxable as a corporation under the Internal Revenue Code and (B) will not have an adverse effect on the federal income taxation of the Trust or the Certificateholders. Further, no transfer of the Transferor Interest or any interest therein shall be made unless the transferee thereof shall have given the Trustee a written certification that such transferee is not, and is not purchasing such Transferor Interest or any interest therein directly or indirectly on behalf of, (i) an employee benefit plan or other retirement arrangement, Individual Retirement Account or Keogh Plan subject to either Title I of ERISA or Section 4975 of the Code (each, a "Plan"), or an entity whose assets are deemed to include Plan assets as a result of a Plan's investment in such entity (each, a "Plan Entity") or (ii) a "Party in Interest" or "Disqualified Person," as defined in Section 3(14) of ERISA and
Section 4975 of the Code, respectively, with respect to a Plan or a Plan Entity that holds any security of the Transferor or the Trust or an affiliate of any such "Party in Interest" or "Disqualified Person."

      Section 2.06. Transfers of Additional Contracts. (a) During the Revolving Period, upon the Transferor's written direction to the Trustee and the Master Servicer from time to time (but not more often than once during each calendar month or as more frequently consented to in writing by the Certificate Insurer) and subject to the terms and conditions hereof, amounts on deposit in the Revolving Account shall be transferred to the Transferor pursuant to Section 3.13(b) in exchange for the transfer and assignment of Additional Contracts and related Trust Estate to the Trust. In addition, during the Pre-Funding Period, upon the Transferor's written direction to the Trustee and the Master Servicer from time to time (but not more often than once each calendar month or as more frequently consented to in writing by the Certificate Insurer) and subject to the terms and conditions hereof, amounts on deposit in the Pre-Funding Account shall be transferred to the Transferor pursuant to Section 3.14(b) in exchange for the transfer and assignment of Additional Contracts and related Trust Estate to the Trust. Not later than 10 days prior to each Subsequent Transfer Date, the Transferor shall give the Trustee, the Rating Agencies, the Certificate Insurer and the Master Servicer written notice of the proposed transfer and assignment of Additional Contracts to the Trust on such Subsequent Transfer Date, specifying the aggregate Individual Sold Balances of the Additional Contracts to be transferred and assigned to the Trust on such Subsequent Transfer Date as of the applicable Cut-off Date. On the related Subsequent Transfer Date, the Trust will release funds in the Revolving Account and/or the Pre-Funding Account, as specified in the Transferor's written direction to the Trustee and the Master Servicer, to the Transferor in an amount equal to the product of (i) the Additional Contract Transfer Percentage and (ii) the aggregate Individual Sold Balance of the Additional Contracts so transferred as of the related Subsequent Cut-Off Date, and the Transferor will transfer and assign to the Trust, without recourse, the Transferor's entire right, title and interest in and to such Additional Contracts and related Trust Estate pursuant to the related Transfer Agreement.

            (b) Any transfer of Additional Contracts and related Trust Estate to the Trust on a Subsequent Transfer Date shall be subject to the following conditions:

            (i) the representations and warranties made by the Master Servicer and the Transferor in Sections, 2.01(e), 2.03(a) and 2.03(b) shall be true and correct on and as of such Subsequent Transfer Date and the representations and warranties made by the Transferor in Section 2.03(c) with respect to each such Additional Contract being transferred to the Trust on such Subsequent Transfer Date shall be true and correct on and as of such Subsequent Transfer Date and the representations and warranties made by NAFCO in Section 4.1 of the Purchase Agreement shall be true and correct on and as of such Subsequent Transfer Date;

            (ii) no Amortization Event shall have occurred and be continuing on and as of such Subsequent Transfer Date;

            (iii) the Contracts then in the Trust, together with the Additional Contracts to be transferred to the Trust on such Subsequent Transfer Date,

      shall meet the following criteria (computed based on the characteristics of the Initial Contracts as of the Initial-Cut-off Date and the characteristics of any Additional Contracts as of the applicable Subsequent Cut-off Date): (A) the weighed average Contract Rate of the Contracts shall not be less than 18.0%, (B) the weighted average remaining term of the Contracts shall not be greater than 55 months, and (C) not more than 70% of the aggregate Outstanding Principal Balance Contracts shall represent loans to finance the purchase of used Financed Vehicles and (D) the final scheduled payment date on the Contract with the latest maturity shall not be later than April 30, 2001;

            (iv) the Transferor shall have delivered the Contract Schedule for the Additional Contracts to be transferred to the Trust on such Subsequent Transfer Date to each Rating Agency and the Certificate Insurer at least three Business Days prior to such Subsequent Transfer Date, and the Trustee and the Certificate Insurer shall have received, prior to 10:00 a.m., New York City time, on such Subsequent Transfer Date, written notice from each Rating Agency to the effect that such transfer will result in the downgrade or withdrawal of the rating then assigned by such Rating Agency to the Certificates;

i            (v) the Certificate Insurer (so long as a Certificate Insurer
      Default shall not have occurred and be continuing) shall, in its sole and absolute discretion, have given its prior written approval to the transfer of such Additional Contracts to the Trust and shall have received an executed Transfer Agreement; and

            (vi) on or before such Subsequent Transfer Date, the Transferor shall deliver to the Trustee (with copies to the Certificate Insurer) (A) an Officer's Certificate of NAFCO substantially in the form attached hereto as Exhibit 2.06A, (B) an Officer's certificate of the Transferor substantially in the form attached hereto as Exhibit 2.06B, (C) a Transfer Agreement executed by the Transferor and including, as an attachment thereto, a Contract Schedule identifying the Additional Contracts being transferred and assigned to the Trust on such Subsequent Transfer Date.

            (vii) on or before such Subsequent Transfer Date, the Transferor shall have provided any information reasonably requested by the Rating Agencies, the Certificate Insurer or the Trustee with respect to such Additional Contracts.

            (c) Within ten Business Days after the later of the last day of the Pre-Funding Period and the last day of the Revolving Period, the Transferor shall, at its cost and expense, cause KPMG Peat Marwick or such other nationally recognized firm of public accountants as may be acceptable to the Certificate Insurer to deliver to the Certificate Insurer a report covering the Contracts then in the Trust and addressing such procedures as the Transferor and the Certificate Insurer may agree upon.

                                  ARTICLE III

                  Administration and Servicing of Contracts;
                 Establishment and Administration of Accounts

      Section 3.01. Master Servicer to Act as Servicer.

      (a) The Master Servicer shall service and administer the Contracts on behalf of the Trust and shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement. Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Contract or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Obligor if, in the Master Servicer's sole determination, which shall be conclusive and binding, such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders or the Certificate Insurer; provided however, that the Master Servicer may not permit any modification with respect to any Contract that would change its Contract Rate, defer the payment of any principal or interest (except to the extent permitted by Section 3.06(a)), reduce the outstanding principal balance (except for actual payments of principal), or extend (except to the extent permitted by Section 3.06(a)) the final maturity date on such Contract. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of the Transferor is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts and with respect to the Financed Vehicles; provided however, that notwithstanding the foregoing, the Master Servicer shall not, except pursuant to an order from a Court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Contract or waive the right to collect the unpaid balance of any Contract from the Obligor, except that the Master Servicer may forego collection efforts if the amount subject to collection is de minimis and if it would forego collection in accordance with its customary procedures. If any Contract contains a "due-on-sale" provision allowing the holder thereof to accelerate the Contract upon sale of the Financed Vehicle financed thereunder, the Master Servicer shall take reasonable steps under the circumstances to enforce such due on sale provision if a Financed Vehicle is sold as soon as practicable after determining that such Financed Vehicle has been sold; provided however, that the Master Servicer shall not be obligated to take any legal action to enforce such provision.

      (b) The Master Servicer shall service and administer the Contracts by employing procedures (including collection procedures) and a degree of care consistent with prudent industry standards and as are customarily employed by servicers in servicing and administering motor vehicle retail installment sales contracts and notes comparable to the Contracts. The Master Servicer shall take all actions (other than those required to be taken by the Transferor pursuant to this Agreement) that are necessary or desirable to maintain continuous perfection and first priority of security interests granted by the obligors in the Financed Vehicles to NAFCO and to maintain continuous perfection of the security release created by each Contract in the related Finance Vehicle on behalf of the Trustee, including, but not limited to, using reasonable efforts to obtain execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all Title Documents (it being understood that Title Documents have not been and need not be endorsed or delivered to the Trustee and do not and need not identify the Trustee as the secured party or lienholder with respect to the Contracts), security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the Obligors under the respective Contracts on behalf of the Trustee; provided however, that the Master Servicer is not required to expend any of its own funds to remove any security interest, lien or other encumbrance on any Financed Vehicle. The Master Servicer shall not take any action to impair the Trust's rights in any Contract, except to the extent allowed pursuant to this Agreement or required by law. The Financed Vehicle securing each Contract shall not be released in whole or in part from the security interest granted by the Contract, except upon payment in full of the Contract or as otherwise contemplated herein. The Master Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with
Section 3.01(a). Upon discovery by either the Master Servicer, a Responsible Officer of the Trustee or any Subservicer of a default by the Master Servicer in the performance of its obligations under this Section 3.01(b) which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Contract, the party discovering such breach shall give prompt written notice thereof to the other parties and the Certificate Insurer. If the Master Servicer does not correct or cure such default by the Reporting Date occurring during the second full calendar month following the calendar month in which the Trustee was notified or the Master Servicer, the Trustee or the Subservicer became aware, if earlier, of such default, then the Master Servicer shall promptly purchase such Contract from the Trust. Any such purchase by the Master Servicer shall be in exchange for the delivery by the Master Servicer to the Trust of the Retransfer Amount and shall be accomplished in the manner set forth in Section 2.02. Except as expressly provided in Section 6.03 and subject to Section 7.01, it is understood and agreed that the obligation of the Master Servicer to repurchase any Contract as to which such a default has occurred and is continuing as described above shall constitute the sole remedy respecting such default available to the Transferor, Certificateholders, the Certificate Insurer or the Trustee on behalf of Certificateholders.

      (c) So long as a Certificate Insurer Default shall not have occurred and be continuing, upon the occurrence of an Insurance Agreement Event of Default pursuant to Section 5.01(b), (c), (d), (e) or (i) of the Insurance Agreement, the Certificate Insurer may instruct the Trustee and the Master Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Certificate Insurer, be necessary to desirable to perfect or re-perfect the security interests in the Financed Vehicles securing the Contracts in the name of the Trustee on behalf of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Certificate Insurer, be necessary or prudent. If a Certificate Insurer Default shall have occurred and be continuing, upon the occurrence of a Servicer Default, the Trustee and the Master Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Trustee, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Contracts in the name of the Trustee on behalf of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Trustee, be necessary or prudent. NAFCO hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Certificate Insurer may (unless a Certificate Insurer Default shall have occurred and be continuing) instruct the Trustee and the Master Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Certificate Insurer, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Contracts in the name of the Trustee, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Certificate Insurer, be necessary or prudent; provided however, that (unless a Certificate Insurer Default shall have occurred and be continuing) if the Certificate Insurer requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Master Servicer or the Trustee in connection with such action shall be reimbursed to the Master Servicer or the Trustee, as applicable, by the Certificate Insurer.

      (d) The Master Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it by the Trustee pursuant to this Agreement, through Persons appointed by the Master Servicer. Such Persons may include affiliates of the Master Servicer and may include the Transferor and its affiliates. Notwithstanding any such delegation of a duty, the Master Servicer shall remain obligated and liable for the performance of such duty as if the Master Servicer were performing such duty.

      (e) Upon the execution and delivery of this Agreement, the Master Servicer shall deliver to the Trustee and the Certificate Insurer a list of officers and employees of the Master Servicer, upon which the Trustee may conclusively rely, involved in, or responsible for, the administration and servicing of the Contracts, which list shall from time to time be updated by the Master Servicer as additional officers and employees of the Master Servicer become involved, or responsible for, the administration and servicing of the Contracts or officers or employees of the Master Servicer previously identified on any such list become disassociated with the administration and servicing of the Contracts.

      (f) The Master Servicer may take such actions as are necessary to discharge its duties as Master Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of the Trust such instruments and documents as may be customary, necessary or desirable in connection with the performance of the Master Servicer's duties under this Agreement (including consents, waivers and discharges relating to the Contracts and the Financed Vehicles and such instruments or documents as may be necessary to effect foreclosure or other conversion of the ownership of any Financed Vehicle). In furtherance thereof, the Trustee hereby irrevocably appoints the Master Servicer as its attorney-in-fact, such appointment being coupled with an interest, to execute on its behalf such documents or instruments as are necessary to effect the Repossession of Financed Vehicles, to deliver applicable Contract

Documents, Title Documents and the Contract Files to the Transferor upon the transfer of a Contract to the Transferor under this Agreement and to deliver applicable Contract Documents, Title Documents and the Contract Files upon liquidation or final payment of a Contract. The Trustee, upon receipt of a certificate of a Servicing Official requesting the same be accepted by the Trustee and certifying as to the reasons such documents are required, shall furnish the Master Servicer with any other powers of attorney or other documents reasonably necessary or appropriate which the Trustee may legally execute to enable the Master Servicer to carry out its servicing and administrative duties hereunder. Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Trustee, the Certificate Insurer, any Certificateholder, or the Transferor for the consequences of any delay resulting from having to obtain such documents from the Trustee, provided that the Master Servicer furnished such certificate to the Trustee reasonably promptly after determining the necessity therefor in the particular instance.

      (g) The Master Servicer warrants, represents and covenants to and with the Trustee that recordation of the name of the Master Servicer as lienholder in Title Documents respecting any Financed Vehicle is maintained by the Master Servicer as agent for the Trust and that the Master Servicer has no equitable ownership in the Contracts, except as it may have by virtue of ownership of a Certificate or an equity interest in the Transferor or any Certificateholder. The Master Servicer acknowledges that it is holding the Contract Documents coming into its possession and any other property constituting a part of the Trust Estate held by it, in trust, for the benefit of the Certificateholders and the Certificate Insurer.

      Section 3.02. Subservicing Agreements between Master Servicer and the Subservicers. The Master Servicer may enter into Subservicing Agreements with one or more Subservicers for the servicing and administration of certain of the Contracts; provided however, that the Master Servicer shall not enter into any such Subservicing Agreement with any Subservicer other than OFSA, without the prior written consent of the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing), which consent shall not be unreasonably withheld; provided further that the Master Servicer shall not amend any Subservicing Agreement without (i) with respect to a material amendment, the consent of the Certificate Insurer and (ii) with respect to all other amendments, upon five (5) days prior written notice of such amendment. References in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Contracts include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Servicing Agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. Each Subservicing Agreement shall require that the related Subservicer acknowledge that it is holding the Contract Documents for the related Contracts coming into its possession and any other property constituting a part of the Trust Estate held by it, in trust, for the benefit of the Certificateholders and the Certificate Insurer. The Master Servicer and a Subservicer may enter into amendments thereto; provided however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement. The Master Servicer shall notify each Rating Agency, the Trustee and the Certificate Insurer upon entering into any Subservicing Agreement.

      Section 3.03. Obligations of the Master Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated for the servicing and administering of the Contracts in accordance with the provisions of Section 3.01 and this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from a Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Contracts. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

      Section 3.04. No Contractual Relationship between a Subservicer and Trustee or Certificateholders. Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Contracts involving a subservicer in its capacity as such and not as an originator shall be deemed to be between a Subservicer and the Master Servicer alone and the Trustee, the Trust, the Certificate Insurer and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to a Subservicer except as expressly set forth in
Section 3.05 or in the applicable Subservicing Agreement; provided that, if the Master Servicer is deemed terminated, the Subservicer may be terminated. Master Servicer shall promptly provide to the Trustee and the Certificate Insurer any notice received from a Subservicer.

      Section 3.05. Assumption or Termination of Subservicing Agreement by Trustee. In the event the Master Servicer shall for any reason no longer be the servicer of the Contracts (including by reason of a Servicer Default), the Trustee, its designee or any successor Master Servicer will thereupon assume all of the rights and obligations of the Master Servicer under one or more Subservicing Agreements that may have been entered into by giving notice of such assumption to the related Subservicer or Subservicers within ten (10) Business Days of the termination of the Master Servicer as servicer of the Contracts. Upon the giving of such notice, the Trustee, its designee or the successor Master Servicer, shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer and the Subservicer, if any, shall not thereby be relieved of any accrued liability or obligations under the Subservicing Agreement and the Subservicer, if any, shall not be relieved of any liability or obligation to the Master Servicer that survives the assignment or termination of the Subservicing Agreement. The Trustee shall notify each Rating Agency and the Certificate Insurer if any Subservicing Agreement is assumed by the Trustee, its designee or the successor Master Servicer.


      The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to the Subservicing Agreement and the Contracts then being serviced and an accounting of amounts collected and held by it and otherwise use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

      Section 3.06. Collection of Contract Payments. (a) The Master Servicer shall proceed diligently to collect all payments called for under the terms and provisions of the Contracts, and shall service the Contracts in a manner consistent with the servicing standards and procedures generally accepted in the financial services industry for similar contracts, and as otherwise expressly provided by this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge and (ii) extend the then current maturity date of a Contract by two months once during each calendar year at the request of the related Obligor on account of the Obligor's adverse financial circumstances that affect the Obligor's ability to make payments under such Contract; provided however, that the Master Servicer may not so extend the then current maturity date of Contract more than twice during the life of such Contract; provided further, that the aggregate number of contracts that have been so extended during any twelve month period shall not exceed the product of
(i) 3.5% (0.035) and (i) the aggregate number of outstanding Contracts as of the beginning of such twelve month period.

      (b) The Master Servicer shall instruct (or shall cause the Subservicer to instruct) all Obligors to make all payments due in respect of the Contracts to the Subservicer Account. The Master Servicer shall, pursuant to the Subservicing Agreement, cause the Subservicer to use any amounts other than collections in respect of motor vehicle financing obligations serviced by the Subservicer. The Master Servicer shall cause the Subservicer to use its best efforts to transfer to the Collection Account all collected funds on deposit in the Subservicer Account that constitute part of the Trust Estate within one Business Day, and in any event within two Business Days of receipt thereof. If the Master Servicer, the Transferor, NAFCO or any Subservicer receives collections under or other payments in respect of the Contracts, each such Person shall as soon as practicable, but no later than two Business Days following receipt of such item by such Person, cause such payment to be remitted to the Trustee for deposit to the Collection Account. If the Master Servicer determines that any amount that is not a part of the Trust Estate has been deposited in any Account, the Master Servicer shall promptly instruct the Trustee by facsimile (with prompt telephone confirmation) to segregate such amount, and shall therein direct the Trustee to turn over such amounts to the Person entitled thereto within two Business Days. A copy of any such direction shall be delivered by the Master Servicer to the Certificate Insurer.

      (c) The Master Servicer shall cause OFSA to maintain the Subservicer Account or a comparable account, and shall cause any other Subservicer to maintain an account comparable to the Subservicer Account, to which Obligors shall have been directed to remit payments in respect of the Contracts. If the Subservicer Account or any comparable account maintained by a Subservicer is terminated for any reason prior to the establishment of, and notification to Obligors to remit payments to, a replacement servicing account comparable to the Subservicer Account, the Master Servicer shall promptly, and in any event within 30 days of termination of such Subservicer Account or comparable account, establish a Lockbox Account pursuant to a

Lockbox Agreement and notify all Obligors to remit payments in respect of the Contracts to such Lockbox Account.

      (d) Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to a Lockbox Agreement, a Lockbox Bank or a Lockbox Account, the Master Servicer shall remain obligated an liable to the Trustee and the certificateholders for servicing and administering the Contracts and the rest of the Trust Estate in accordance with the provisions of this Agreement without diminution of such obligations or liability by virtue thereof.

      Section 3.07. Maintenance of Comprehensive and Collision Insurance. The Master Servicer shall use its reasonable efforts to cause each Obligor to maintain on the related Financed Vehicle a comprehensive and collision policy providing coverage at least equal to the lesser of (i) the actual cash value of such Financed Vehicle and (ii) the unpaid balance owing on the related Contract, less Unearned Finance Charges; provided however, that the Master Servicer shall not be obligated to expend its own funds to pay any insurance premiums or obtain or maintain any such policy. Pursuant to Section 3.06, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Financed Vehicles or amounts released to the Obligor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Collection Account. All policies required by this paragraph shall be endorsed with clauses providing for loss payable to the Master Servicer or the related Subservicer and its successors and assigns. Master Servicer shall maintain and keep in place a vendor's single interest insurance policy.

      Section 3.08. Realization upon Defaulted Contracts. In the event that a Contract becomes and continues to be a Defaulted Contract, the Master Servicer shall take all reasonable and lawful steps necessary for Repossession; provided however, that the Master Servicer shall not be obligated to institute any action for Repossession through judicial proceedings unless it determines in its good faith judgment, which determination will be conclusive and binding, that Insurance Proceeds or Liquidation Proceeds that would be realized in connection therewith or amounts payable pursuant to the last sentence of this Section 3.08 would be sufficient for the reimbursement in full of its out-of-pocket expenses pursuant to this Agreement. In connection with such Repossession, the Master Servicer shall follow such practices and procedures required by Section 3.01 and make advances of its own funds for any out-of-pocket expenses incurred. The Master Servicer shall be reimbursed for Liquidation Expenses (including advances) by retention of the required reimbursement from the first Liquidation Proceeds or Insurance Proceeds received with respect to such Defaulted Contract. The Master Servicer shall be entitled to receive the following amounts, which shall be distributable pursuant to Sections 3.11(b)(i) with respect to any Contract the Obligor of which has filed bankruptcy or against whom a petition for involuntary bankruptcy has been filed: a one time fee of $200 in respect of those Contracts not referred to outside legal counsel, or, in the case of those Contracts that are so referred, reimbursement of the fees and expenses of outside legal counsel, if their retention was necessary in the reasonable judgment of the Master Servicer.

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
      Section 3.09. Master Servicing and Other Compensation. The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive the Master Servicing Fee and amounts, if any, described in Section 3.11(b)(ii). The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the fees and expenses of any Subservicer) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08, 3.11 and 4.01, 6.03 and 10.01.

      Section 3.10. The Collection Account. (a) The Trustee shall establish and shall thereafter maintain the Collection Account for the Trust. The Collection Account shall be an Eligible Account. The Collection Account shall be entitled "Harris Trust and Savings Bank, as Trustee, for the benefit of registered holders of National Auto Finance 1995-1 Trust and the Certificate Insurer." The Trustee shall deposit the following amounts into the Collection Account upon receipt:

            (i) All amounts withdrawn by a Subservicer from the Subservicer Account and all amounts received by the Master Servicer, the Transferor, NAFCO or any Subservicer and transferred to the Trustee pursuant to
      Section 3.06(b);

            (ii) The Retransfer Amount received in respect of any Retransferred Contracts pursuant to Sections 2.02, 2.03 and 3.01;

            (iii) All income and gain from investments of funds in the Collection Account; and

            (iv) All Liquidation Proceeds (net of Liquidation Expenses retained by the Master Servicer or Subservicer) and other amounts with respect to the Trust Estate, if any, received from the Transferor, the Master Servicer or any Subservicer.

            (b) No later than each Distribution Date, the Trustee shall, at the written direction of the Master Servicer, withdraw from the Collection Account and deposit in the Certificate Account the amount on deposit in the Collection Account as of the close of business on the related Determination Date and any amount deposited to the Collection Account in respect of Retransferred Contracts on or prior to the related Reporting Date and subsequent to the preceding Reporting Date, less the sum of (i) the Supplemental Servicing Fee collected with respect to the Contracts on deposit in the Collection Account as of such Determination Date, (ii) any income and gain on investments of deposits in the Collection Account as of such Determination Date, (iii) the amount, if any, required to be transferred by the Trustee from the Collection Account to the Revolving Account pursuant to the last sentence of this Section 3.10(b) and (iv) any collection or other amounts deposited to the Collection Account in respect of Retransferred Contracts other than the related Retransfer Amounts. In addition, on each Distribution Date, the Trustee shall, at the written direction of the Master Servicer, withdraw from the Collection Account and shall pay (i) to the Transferor any income and gain on investments then on deposit in the Collection Account and all late payment fees then on deposit in the Collection Account and (ii) to pay to the Transferor with respect to each Contract or property acquired in respect thereof that has been retransferred to the Transferor pursuant to Sections 2.02, 2.03 or 9.01, all amounts received thereon and not distributed as of, or received after, the date on which the related Outstanding Principal Balance or Retransfer Amount is determined. On or prior to the close of business on each Business Day during the Revolving Period and on the first Business Day thereafter, the Trustee, at the written direction of the Master Servicer or a Subservicer pursuant to Section 3.17(a), shall withdraw from the Collection Account and transfer to the Revolving Account all amounts representing principal collections on the Contracts deposited into the Collection Account during the previous Business Day.

      (c) In the event the Master Servicer, any Subservicer or the Trustee shall deposit in the Collection Account any amount in error and such amount is not required to be deposited therein, the Trustee may withdraw at any time, on its own behalf if the erroneous deposit was made by the Trustee and on behalf of the Master Servicer or Subservicer if the erroneous deposit was made by the Master Servicer or Subservicer promptly after receipt of an Officer's Certificate setting forth the reason for such withdrawal, such amount from the Collection Account, any provision herein to the contrary notwithstanding.

      Section 3.11. The Certificate Account. (a) The Trustee shall establish and thereafter maintain the Certificate Account for the Trust. The Certificate Account shall be an Eligible Account. The Certificate Account shall be entitled "Harris Trust and Savings Bank, as Trustee, for the benefit of registered holders of National Auto Finance 1995-1 Trust Automobile Loan Asset-Backed Certificates, and the Certificate Insurer-Certificate Account." The Trustee shall deposit the following amounts into the Certificate Account upon receipt:

            (i) Amounts received, if any, from the Transferor for deposit in the Certificate Account;

            (ii) Amounts received, if any, from the Master Servicer or any Subservicer for deposit in the Certificate Account;

            (iii) Any withdrawals made from the Pre-Funding Period Reserve Account or Spread Account for deposit in the Certificate Account pursuant to Section 3.12(b) or Section 4.04;

            (iv) All proceeds of any Contracts or property acquired in respect thereof, received by the Trustee, pursuant to Section 9.01 or Section 9.02;

            (v) All income and gain from investments of funds in the Certificate Account;

            (vi) Any withdrawals made from the Collection Account for deposit in the Certificate Account pursuant to Section 3.10(b);

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
            (vii) All amounts received from the Certificate Insurer (A) in respect of claims made under the Certificate Policy and required to be deposited therein pursuant to Section 4.04(a) or 4.05 or (B) pursuant to
      Section 4.04(e) and required by such Section 4.04(e) to be deposited therein; and

            (viii) Any withdrawal from the Revolving Account or Pre-Funding Account for deposit in the Certificate Account pursuant to Section 3.13(b) or Section 3.14(b).

      (b) On each Distribution Date, the Trustee shall, at the written direction of the Master Servicer, make withdrawals from the Certificate Account for the following purposes:

            (i) to make payments as provided in Section 4.01;

            (ii) upon the final Distribution Date, to clear and terminate the Certificate Account pursuant to Section 9.01.

Distributions of amounts withdrawn from the Certificate Account under this
Section 3.11 shall be made in accordance with the priorities set forth in
Section 4.01.

      Since, in connection with withdrawals pursuant to subclauses (ii) and
(iii), the Master Servicer's or Transferor's entitlement thereto is limited to collections or other recoveries on the related Contract, the Master Servicer shall keep and maintain a separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (ii) and (iii).

      (c) In the event the Master Servicer, any Subservicer or the Trustee shall deposit in the Certificate Account any amount in error and such amount is not required to be deposited therein, the Trustee may withdraw at any time, on its own behalf if the erroneous deposit was made by the Trustee and on behalf of the Master Servicer or Subservicer if the erroneous deposit was made by the Master Servicer or Subservicer promptly after receipt of an Officer's Certificate setting forth the reason for such withdrawal, such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

      Section 3.12. Pre-Funding Period Reserve Account. (a) The Trustee shall establish and thereafter maintain the Pre-Funding Period Reserve Account for the Trust. The Pre-Funding Period Reserve Account shall be an Eligible Account. The Pre-Funding Period Reserve Account shall be entitled "Harris Trust and Savings Bank", as Trustee, for the benefit of registered holders of National Auto Finance 1995-1 Trust Automobile Loan Asset-Backed Certificates, and the Certificate Insurer -- Pre-Funding Period Reserve Account." On the Closing Date, the Transferor shall deliver to the Trustee for deposit in the Pre-Funding Period Reserve Account immediately available funds in the amount of $74,766.38. The Trustee shall deposit the foregoing amount in the Pre-Funding Period Reserve Account immediately upon its receipt thereof. In addition, on each Distribution

Date during the Pre-Funding Period, the Trustee shall deposit into the Pre-Funding Period Reserve Account the amount required to be deposited therein pursuant to Section 4.01(b). The Trustee also shall deposit into the Pre-Funding Period Reserve Account any income or gain earned from the investment of amounts on deposit in the Pre-Funding Period Reserve Account as received.

      (b) On each Distribution Date occurring on or prior to the Distribution date next Succeeding Termination of the Pre-Funding Period, the Trustee will withdraw from the Pre-Funding Period Reserve Account and transfer to the Certificate Account an amount equal to the excess,if any, of (i) the product of
(a) 1/12th, (b) the Certificate Rate and (c) the average daily balance of funds on deposit in the Pre-Funding Account from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) to but not including the current Distribution Date, over (ii) the amount of interest accrued on Permitted Investments on deposit in the Pre-Funding Account from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but not including the current Distribution Date. If after making any required transfer from the Pre-Funding Period Reserve Account to the Certificate Account on any Distribution Date the amount of funds on deposit in the Pre-Funding Period Reserve Account exceeds the Required Reserve Amount, the Trustee shall withdraw such excess amount and distribute it to the Transferor. On the first Distribution Date related to the Reporting Date next succeeding termination of the Pre-Funding Period after payment on the Certificates on such date the Trustee shall withdraw from the Pre-Funding Period Reserve Account and distribute to the Transferor the balance of any funds on deposit therein.

      Section 3.13. The Revolving Account. (a) The Trustee shall establish and thereafter maintain the Revolving Account. The Revolving Account shall be a segregated trust account created and maintained by the Trustee in its corporate trust department for the benefit of the Certificateholders and the Certificate Insurer, and shall be an Eligible Account. The Revolving Account shall be entitled "Harris Trust and Savings Bank, as Trustee, for the benefit of the registered holders of National Auto Finance 1995-1 Trust Automobile Loan Asset-Backed Certificates, and the Certificate Insurer -- Revolving Account." On each Business Day during the Revolving Period and on the first Business Day thereafter, the Trustee shall deposit into the Revolving Account the amount withdrawn by the Trustee from the Collection Account for deposit therein on such Business Day pursuant to Section 3.10(b). The Trustee also shall deposit into the Revolving Account any income or gain earned from the investment of amount on deposit in the Revolving Account as received.

      (b) On each Subsequent Transfer Date, upon satisfaction of each of the conditions set forth in Section 2.06 with respect to the transfer of Additional Contracts to the Trust on such Subsequent Transfer Date, the Trustee shall withdraw from the Revolving Account and pay to the Transferor the amount designated in the Transferor's written direction to the Trustee and the Master Servicer delivered pursuant to Section 2.06. On each Distribution Date, any income and gain earned from the investment of amounts on deposit in the Revolving Account since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) shall be deposited to the Certificate Account. On the Distribution Date relating to the Reporting Date next succeeding the termination of the Revolving Period, the Trustee shall withdraw from the Revolving Account and deposit in the Certificate Account the amount on deposit in the Revolving Account as of the close of business on the first Business Day following the end of the Revolving Period. In addition, the Trustee shall on or prior to each Distribution Date occurring during the Revolving Period withdraw from the Revolving Account and deposit in the Certificate Account the amount, if any, by which the amount on deposit in the Revolving Account at the close of business on the last day of the preceding calendar month, less any undistributed income or gain from investments on deposit therein, exceeds $1,500,000.

      Section 3.14. Pre-Funding Account. (a) The Trustee shall establish and shall thereafter maintain the Pre-Funding Account. The Pre-Funding Account shall be an Eligible Account. The Pre-Funding Account shall be entitled "Harris Trust and Savings Bank, as Trustee, for the benefit of registered holders of National Auto Trust Automobile Loan Asset-Backed Certificates, and the Certificate Insurer -- Pre-Funding Account." On the Closing Date, the Transferor shall deliver $7,747,810.67 to the Trustee for deposit in the Pre-Funding Account and the Trustee shall deposit such amount therein upon its receipt thereof. The Trustee also shall deposit into the Pre-Funding Account any income or gain earned from the investment of amounts on deposit in the Pre-Funding Account as received.

      (b) On each Subsequent Transfer Date, upon satisfaction of each of the conditions set forth in Section 2.06 with respect to the transfer of Additional Contracts to the Trust on such Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Account and pay to the Transferor the amount designated in the Transferor's written direction to the Trustee and the Master Servicer delivered pursuant to Section 2.06. On each Distribution Date, any income and gain earned from the investment of amounts on deposit in the Pre-Funding Account since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) shall be deposited to the Certificate Account. On the Distribution Date related to the Reporting Date next succeeding termination of the Pre-Funding Period, the Trustee shall withdraw from the Pre-Funding Account and deposit in the Certificate Account the amount on deposit in the Pre-Funding Account as of the close of business on the last day of the Pre-Funding Period.

      Section 3.15. Administration of Accounts. (a) Funds deposited in the Accounts other than the Pre-Funding Account and the Revolving Account shall be invested by the Trustee pursuant to written instructions from the Transferor in Permitted Investments that mature no later than the Business Day next preceding the Distribution Date next succeeding the date of such investment (or on such Distribution Date if such Permitted Investment in an obligation of the institution maintaining the Account), and no such investment shall be sold prior to its maturity. Funds deposited in the Pre-Funding Account and the Revolving Account shall be invested by the Trustee pursuant to written instructions from the Transferor in Permitted Investments that mature no later than the Business Day next preceding the earlier of the date on which such funds are expected to be needed and the Distribution Date next succeeding the date of such investment (or on such date or such Distribution Date, as the case may be, if such Permitted Investment is an obligation of the institution maintaining such Account), and no such investment shall be sold prior to its maturity.

      (b) Any Account Property that is held in deposit accounts shall be held solely in the name of the Trustee in its trust capacity in an Eligible Account. Each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto. Any Account Property that constitutes Physical Property shall be delivered to the Trustee in accordance with paragraph (a) or (b) of the definition of "Delivery" and shall be held, pending maturity or disposition, in the State of Illinois solely by the Trustee or shall be held in the State of Illinois or the State of New York through a financial intermediary or clearing corporation (as defined and described in paragraph (b) of the definition of "Delivery") or the clearing corporation's nominee, in each case acting for the Trustee. Any Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph. Any Account Property that is an "uncertificated security" (as defined in Section 8- 102(1)(b) of the UCC) and that is not governed by the third sentence of this Section 3.15(b) shall be delivered and held in accordance with paragraph (d) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition. The Trustee, or any agent of the Trustee acting in the name of and on behalf of the Trustee, shall have absolute control over each investment of funds in the applicable Account, the income thereon and the proceeds thereof. The proceeds of an investment at maturity or upon demand shall be remitted by the issuer thereof or its agent directly to the Trustee or its agent for deposit in the applicable Account and all earnings on such investments shall be added to the corpus of the applicable Account and distributed as provided herein.

      (c) Effective upon Delivery of any Account Property in the form of Physical Property, book-entry securities, or uncertificated securities, the Trustee shall represent that at the time it submitted the purchase order for such Account Property a Responsible Officer of the Trustee had no actual notice of any adverse claim with respect thereto; provided that if a Responsible Officer of the Trustee has actual notice of an adverse claim prior to submitting the purchase order, the Trustee shall notify the Transferor and request that the adverse claim be resolved prior to any such purchase. Additionally, each instruction as to Permitted Investments to the Trustee from the Transferor shall be accompanied by a statement from the Transferor to the effect that the proposed purchase is made in good faith, for value and without any notice of adverse claim thereto. As used herein, the term "notice" shall have the meaning ascribed to it in the UCC.

      (d) The Trustee shall not enter into any subordination or intercreditor agreement with respect to the Account Property.

      Section 3.16. [Reserved].

      Section 3.17. Reports to the Trustee and the Transferor Certificate
                    Account Statements; Reports to the Master Servicer, the Certificate Insurer and Transferor.

      (a) Not later than the Reporting Date, the Master Servicer shall forward to the Collateral Agent, the Trustee, each Rating Agency, the Certificate Insurer and the Transferor a statement substantially in the form attached hereto as Exhibit 3.17 (as such form may be modified from time to time by agreement between the Trustee and Master Servicer with the prior written consent of the Certificate Insurer), certified by an officer of the Master Servicer. In addition to the information required by Exhibit 3.17, the Master Servicer shall include in the copy of such statement delivered to the Certificate Insurer (i) the Delinquency Ratio, Average Delinquency Ratio, Default Rate, Average Default Rate, Net Loss Rate and Average Net Loss Rate for such Reporting Date, (ii) whether any Trigger Event has occurred as of such Reporting Date, (iii) whether any Trigger Event that may have occurred as of a prior Reporting Date is deemed cured as of such Reporting Date, and (iv) whether to the knowledge of the Master Servicer an Insurance Agreement Event of Default has occurred.

      (b) On the first Business Day after each Determination Date, the Trustee shall forward by telecopier to the Master Servicer, the Certificate Insurer and the Transferor a statement (and shall also mail a Copy to the Master Servicer, the Certificate Insurer and the Transferor) setting forth the amount, if any, on deposit in the Collection Account, the Certificate Account, the Pre-Funding Account, the Revolving Account and the Pre-Funding Reserve Account as of such Determination Date. Not later than the close of business on the fourth Business Day prior to each Distribution Date, the Trustee shall forward by telecopier to the Collateral Agent and the Certificate Insurer a copy of the statement required to be delivered to Certificateholders on such Distribution Date pursuant to Section 4.02, prepared assuming that the Certificate Insurer will not exercise its right under Section 4.04(e). Not later than five days after each Determination Date, the Trustee shall forward to the Master Servicer, the Certificate Insurer and the Transferor a statement showing, for the previous Distribution Date, the aggregate of withdrawals from the Certificate Account for each category of withdrawal specified in Section 3.11(b) and the withdrawals from and deposits to the Spread Account.

      Section 3.18. Annual Statement as to Compliance; Notice of Servicer Default. (a) The Master Servicer will deliver to each Rating Agency the Trustee and the Certificate Insurer on or before April 30 of each year, beginning with the first April 30 that occurs at least six months after the Initial Cut-off Date, an Officer's Certificate stating, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and
(iii) to the best of such officer's knowledge, each Subservicer has fulfilled its obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations, specifying such default known to such employee and the nature and status thereof.

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
      (b) The Master Servicer shall deliver to the Trustee, the Certificate Insurer, the Certificateholders and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

      Section 3.19. Custodial Arrangements. (a) The Custodian shall maintain custody and possession of the Contract Files as custodian and bailee for in accordance with and pursuant to the Custodial Agreement dated as of the Closing Date by and between the Master Servicer and OFSA. The Master Servicer hereby assigns all of its right, title and interest in and to such Custodial Agreement to the Trustee. To the extent the Master Servicer receives any notices with respect to the Custodial Agreement, the Master Servicer will forward a copy of such notice to the Trustee and the Certificate Insurer.

      Section 3.20. Annual Independent Accountants' Report. (a) The Master Servicer shall, at its expense, cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Master Servicer or to the Transferor, to deliver to the Trustee, the Certificate Insurer, and each Rating Agency, on or before March 30 (or 90 days after the end of the Master Servicer's fiscal year, if other than March 30) of each year, beginning on the first March 30 (or other applicable date) after the date that is six months after the Closing Date with respect to the twelve months ended the immediately preceding December 31 (or other applicable date), a statement (the "Accountant's Report") addressed to the general partner of the Master Servicer, to the Trustee, and the Certificate Insurer, to the effect that such firm has audited the financial statements of the Master Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of automobile installment sales contracts under pooling and servicing agreements substantially similar one to another (such Accountant's Report to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement); (3) included an examination of the delinquency and loss statistics relating to the Trust's portfolio of automobile installment sales contracts; and (4) except as described in the Accountant's Report, disclosed no exceptions or errors in the records relating to the automobile and light truck loans serviced that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates for the Trust; and (2) except as disclosed in the Report, no exceptions or errors in the Servicer's Certificates so examined were found.

      (b) The Accountants' Report shall also indicate that the firm is independent of the Transferor and the Master Servicer within the meaning of the

Code of Professional Ethics of the American Institute of Certified Public Accountants.

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
      (c) A copy of the Accountants' Report may be obtained by any Certificateholder by a request in writing to the Trustee addressed to its Corporate Trust Office.

      Section 3.21. Access to Certain Documentation and Information Regarding Contracts. The Master Servicer shall provide to representatives of the Trustee and the Certificate Insurer reasonable access to the documentation regarding the Contracts. Each of the Transferor and Master Servicer will permit any authorized representative or agent designated by the Certificate Insurer to visit and inspect any of the properties of the Transferor or Master Servicer, as the case may be, to examine the corporate books and financial records of the Transferor or Master Servicer, as the case may be, its records relating to the Contracts, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Transferor or Master Servicer, as the case may be, with its principal officers, as applicable, and its independent accountants. Any expense incident to the exercise by the Certificate Insurer of any right under this Section 3.21 shall be borne by NAFCO, so long as NAFCO is the Master Servicer. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours.

      Section 3.22. Retention and Termination of Master Servicer. The Master Servicer hereby covenants and agrees to act as such under the Agreement for an initial term, commencing on the Closing Date and ending on December 31, 1995, which term shall be extendible by the Certificate Insurer for successive quarterly terms ending on each successive March 31, June 30, September 30 and December 31 (or, pursuant to revocable written standing instructions from time to time to the Master Servicer and the Trustee, for any specified number of terms greater than one), until the termination of the Trust. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Master Servicer Extension Notice") shall be delivered by the Certificate Insurer to the Trustee and the Master Servicer. The Master Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Master Servicer Extension Notice, the Master Servicer shall become bound, for the initial term beginning on the date hereof and for the duration of the term covered by such Notice, to continue as the Master Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as a Certificate Insurer Default shall have occurred and be continuing, the Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Master Servicer the Trustee shall not have received any Master Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five days thereafter, give written notice of such non-receipt to the Certificate Insurer, and the Master Servicer and the Master Servicer's terms shall not be extended unless a Master Servicer Extension Notice is received on or before the last day of such term.

                                  ARTICLE IV

                        Payments to Certificateholders

Section 4.01. Distributions.

      (a) The Trustee shall, based upon a certificate delivered to the Trustee and the Certificate Insurer by the Master Servicer not later than the Reporting Date, calculate the Available Amount and the Certificate Distributable Amount for the related Distribution Date and, based upon such determinations and the distributions to be made on such Distribution Date, as described below, the amount of any withdrawal required to be made from the Spread Account and/or any Policy Claim Amount, in each case with respect to such Distribution Date.

      (b) On each Distribution Date the Trustee will, to the extent of the Available Amount together with (i) funds withdrawn from the Spread Account, if any, (ii) the Policy Claim Amount, if any, and (iii) any amount deposited to the Certificate Account pursuant to Section 4.04(e) (such amounts so deposited to be applied only as directed by the Certificate Insurer) make the following payments (in case of the withdrawals from the Spread Account, for payments of the Master Servicing Fee and the Certificate Distributable Amount, only, and in the case of the Policy Claim Amount, for Guaranteed Distributions only, from the Certificate Account in the following order of priority:

            (i) first, to the Master Servicer, the amount of the Master Servicing Fee payable in respect of the related Due Period and any unpaid Master Servicing Fees from prior Due Periods to the extent not previously paid;

            (ii) second, accrued and unpaid fees owing to the Trustee, Collateral Agent to the standby Servicer or the Custodian, to the extent not paid by the Master Servicer;

            (iii) to the Certificateholders, to be applied first to the Certificate Interest Distributable Amount and then to the Certificate Principal Distributable Amount, the Certificate Distributable Amount;

            (iv) fourth, to the Certificate Insurer (or any designee thereof), any amounts then due to the Certificate Insurer under the Insurance Agreement or this Agreement;

            (v) fifth, to the Collateral Agent for deposit in the Spread Account, the amount, if any, required to cause the balance deposited therein to equal the Requisite Amount;

            (vi) sixth, to the Pre-Funding Period Reserve Account, the amount by which the Required Reserve Amount exceeds the amount of funds on deposit therein after giving effect to any withdrawals from the Pre-Funding Period Reserve Account on such Distribution Date;

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
            (vii) seventh, to the Trustee to reimburse the Trustee for any unreimbursed expenses incurred by it under this Agreement and to pay any indemnities owed by the Transferor to the Trustee under Section 2.03(b),
      Section 6.03 and Section 8.11;

            (viii) eighth, to reimburse the Master Servicer any expense of an Opinion of Counsel described in Section 10.01, and any expenses described in the last sentence of Section 3.08;

            (ix) ninth, to reimburse the Standby Servicer for expenses incurred by the Standby Servicer and to reimburse the Master Servicer for expenses incurred by and reimbursable, or any indemnities payable by the Transferor, to the Master Servicer pursuant to Sections 2.03(b), 6.03 and 7.01;

            (x) tenth, to reimburse the Transferor for expenses incurred by and reimbursable to the Transferor pursuant to Section 6.03; and

            (xi) eleventh, to the holder of the Transferor Interest, the balance of any funds remaining in the Certificate Account after application pursuant to the preceding clauses (i) through (x).

      (c) Distributions to Certificateholders on a Distribution Date shall be made on the basis of the Percentage Interests evidenced by Certificates held by the Holders and shall be made to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having an aggregate denomination of at least $1,000,000.00 and has provided appropriate wire or other transfer information to the Trustee, or, if such Certificateholder does not hold Certificates with such aggregate denomination or holds such aggregate denomination but does not so notify the Trustee, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

      Section 4.02. Statements to Certificateholders. Concurrently with each distribution charged to the Certificate Account, the Trustee shall forward by mail to each Holder of a Certificate, the Transferor, the Master Servicer, the Certificate Insurer and each Rating Agency a written statement prepared by the Master Servicer substantially in the form attached hereto as Exhibit 4.02.

      Section 4.03. Specification of Certain Tax Matters.

      (a) Each Certificateholder shall provide the Trustee with a completed and executed Form W-9 prior to purchasing a Certificate. The Trustee shall comply with all requirements of the Internal Revenue Code, and applicable state and local law with respect to the withholding from any distributions made to any Certificateholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith. The Transferor and each Certificateholder, by acceptance of its Certificate, agree for purposes of such withholding (and for all other federal, state, and local income and franchise tax purposes) to recognize and treat the Certificates as indebtedness of the Transferor.

      (b) On or before the last day of February of each calendar year beginning with calendar year 1996, the Master Servicer shall furnish to each Person who at any time during the preceding calendar year was Certificateholder a statement prepared by the Master Servicer setting forth the amount of interest and principal distributed to such Person during the preceding calendar year and such other information required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information (consistent with the treatment of the Certificates as debt, as provided in Section 10.06) as the Master Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. Such obligations of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided to the Certificateholder by the Transferor pursuant to any requirements of the Internal Revenue Code.

      Section 4.04. Withdrawals from Spread Account; Claims Under Certificate
                    Policy.

      (a) The Master Servicer shall determine on the Business Day prior to each Draw Date whether the sum of (i) the Available Amount for the related Distribution Date and (ii) the amount, if any, to be paid by the Certificate Insurer to the Trustee with respect to such Distribution Date pursuant to
Section 4.04(e), is sufficient to pay the amounts required to be distributed on the related Distribution Date pursuant to clauses (i) through (iii), inclusive, of subsection 4.01(b) and shall send written notice of such determination to the Trustee and the Certificate Insurer on such Business Day. The Trustee independently shall verify the accuracy of such determination, and in the event that such sum is not sufficient to pay such amounts required to be distributed pursuant to clauses (i) through (iii), inclusive, of subsection 4.01(b), the Trustee shall, for the benefit of the Certificateholders, deliver to the Collateral Agent, the Certificate Insurer and the Servicer, no later than 12:00 noon, New York City time, on the day preceding such Draw Date, a written notice (a "Deficiency Notice") specifying the amount of the shortfall (the amount of any such shortfall being hereinafter referred to as the "Deficiency Claim Amount"). Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trustee. Amounts paid by the Collateral Agent to the Trustee pursuant to a claim submitted under this Section 4.04(a) shall be deposited by the Trustee into the Certificate Account for payment to Certificateholders on the related Distribution Date.

      (b) In the event that the Trustee has delivered a Deficiency Notice with respect to any Distribution Date, the Trustee shall determine on the related Draw Date whether the sum of (i) the Available Amount for the related Distribution Date, and (ii) the amount of the Deficiency Claim Amount, if any, to be delivered by the Collateral Agent to the Trustee pursuant to a Deficiency Notice delivered with respect to such Distribution Date would be insufficient to pay

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
the Guaranteed Distributions for the related Distribution Date. In the event the

Trustee determines that the amounts described in clauses (i) through (iii), inclusive, of the preceding sentence would be insufficient to pay the Guaranteed Distributions for the related Distribution Date, then in such event the Trustee shall furnish to the Certificate Insurer no later than 12:00 noon, New York City time, on such Draw Date, a completed Notice of Claim in the amount of the shortfall the amount of such shortfall being hereinafter referred to as the "Policy Claim Amount"). Any notice delivered by the Trustee to the Certificate Insurer shall specify the Policy Claim Amount claimed under the Certificate Policy and shall constitute a "Notice of Claim" under the Certificate Policy. In accordance with the provisions of the Certificate Policy, the Certificate Insurer is required to pay to the Trustee the Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the third Business Day (as defined in the Certificate Policy) following receipt on a Business Day (as defined in the Certificate Policy) of the Notice of Claim, and
(ii) the applicable Distribution Date. Any payment made by the Certificate Insurer under the Certificate Policy shall be applied solely to the payment of the Guaranteed Distributions, and for no other purpose.

      (c) The Trustee shall (i) receive as attorney-in-fact of each Certificateholder any Policy Claim Amount from the Certificate Insurer and (ii) deposit the same in the Certificate Account for disbursement to the Certificateholders as set forth in Section 4.01(b)(iii). Any and all Policy Claim Amounts disbursed by the Trustee from claims made under the Certificate Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Certificates, and shall not discharge the obligations of the Trust to make such payment. The Certificate Insurer shall, to the extent it makes any payment with respect to the Certificates, become subrogated to the rights of the recipients of such payment, to the extent of such payments. Subject to and conditioned upon any payment with respect to the Certificates by or on behalf of the Certificate Insurer, the Trustee shall assign to the Certificate Insurer all rights to the payment of interest or principal with respect to the Certificates which are then due for payment to the extent of all payments made by the Certificate Insurer and the Certificate Insurer may exercise any option, vote, right, power or the like with respect to the Certificates to the extent that it has made payment pursuant to the Certificate Policy. The Trustee agrees that the Certificate Insurer shall be subrogated to all of the rights of payment of the Certificateholders or in relation thereto to the extent that any such payment was made to such Certificateholders with payments made under the Certificate Policy. To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee upon the Certificate Register upon receipt from the Certificate Insurer of proof of payment by the Certificate Insurer of any Guaranteed Distributions.

      (d) The Trustee shall be entitled to enforce on behalf of the Certificateholders the obligations of the Certificate Insurer under the Certificate Policy. Notwithstanding any other provision of this Agreement, the Certificateholders are not entitled to institute proceedings directly against the Certificate Insurer.

      (e) The Certificate Insurer shall have the right, but not the obligation, to pay to the Trustee for deposit into the Certificate Account with respect to any Distribution Date all or any part of the amount, distributable pursuant to clauses (i) through (iii), inclusive, of subsection 4.01(b) for such Distribution Date. To exercise such right, the Certificate Insurer must cause written notice thereof to be delivered to the Trustee prior to the close of business on the second Business Day prior to the applicable Distribution Date and must cause the amount to be paid to be delivered (in immediately available funds) to the Trustee on or prior to 12:00 noon, New York City time, on the applicable Distribution Date. Any amount so paid to the Trustee shall be deposited by the Trustee in the Certificate Account.

      (f) The Certificate Insurer shall have the right, but not the obligation, to pay to the Trustee from time to time for deposit in the Spread Account an amount equal to the amount, if any, by which the Requisite Amount exceeds the amount on deposit in the Spread Account at the time. To exercise such right, the Certificate Insurer or its designee must deliver to the Collateral Agent the amount to be paid, in immediately available funds, and written notice to deposit such amount in the Spread Account. Any amount so paid to the Collateral Agent shall be deposited by the Collateral Agent in the Spread Account.

      Section 4.05. Preference Claims.

      (a) In the event that the Trustee has received a certified copy of an order of an appropriate court that any Guaranteed Distributions paid on a Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Policy to obtain payment by the Certificate Insurer of such avoided payment, and shall, at the time it provides notice to the Certificate Insurer notify Holders of the Certificates by mail that, in the event that any Certificateholder's payment is so recoverable, such Certificateholder will be entitled to payment pursuant to the terms of the Certificate Policy. Pursuant to the terms of the Certificate Policy, the Certificate Insurer will make such payment on behalf of the Certificateholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Certificate Policy) and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Certificate Insurer will make such payment to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

      (b) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Holder, by its purchase of Certificates, and the Trustee hereby agree that so long as a Certificate Insurer Default shall not have occurred and be continuing, the Certificate Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersede or performance bond pending any such appeal at the


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
expense of the Certificate Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 4.04(c), the Certificate Insurer shall be subrogated to, and each Certificateholder and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Certificateholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

      Section 4.06. Retirement of Certificates. The Trustee, upon termination of the Trust Estate pursuant to Section 9.01 or Section 9.02, shall furnish to the Certificate Insurer a notice of such termination, and, upon retirement of the Certificates and the expiration of the term of the Certificate Policy, shall surrender the Certificate Policy to the Certificate Insurer for cancellation.

      Section 4.07. Spread Account. The Transferor agrees, simultaneously with the execution and delivery of this Agreement, to execute and deliver the Spread Account Agreement, and pursuant to the terms thereof, to deposit the Initial Spread Account Deposit in the Spread Account.

                                   ARTICLE V

                               The Certificates

      Section 5.01. The Certificates. The Certificates shall be substantially in the form set forth in Exhibit 5.01 attached hereto and shall, on original issue, be executed and delivered by the Trustee to or upon the order of the Transferor upon receipt by the Master Servicer and the Subservicers, on behalf of the Trustee, of the documents specified in Section 2.01. The Certificates shall be issuable in the aggregate original Certificate Balance of $38,220,000 in denominations of $20,000, and in integral multiples of $1,000 in excess thereof. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been executed by the Trustee by manual signature of an authorized signatory of the Trustee and such execution shall be conclusive evidence, and the only evidence, that such Certificate has been duly delivered and entitled to the benefits hereof. All Certificates shall be dated the date of their authentication.

      Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at one of its offices or agencies in Chicago, Illinois a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The office of Harris Trust and Savings Bank, 311 West Monroe Street, 11th floor, Chicago, Illinois 60606, Attention: Bond Services Unit, is initially appointed such office for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

      (b) No transfer of any Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer of any Certificate (other than in connection with the initial issuance thereof) is to be made without registration under the Securities Act, then the Certificate Registrar shall require, in order to assure compliance with such laws, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit 5.02(a) hereto, or (ii) in all other cases, a certificate from the transferee substantially in the form of Exhibit 5.02(b) that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act and, with respect to (ii) only, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust or of the Transferor, the Master Servicer, the Trustee or the Certificate Registrar in their respective capacities as such); provided that no such opinion shall be required after the expiration of the three-year period referred to in Rule 144(k) of the Securities Act. None of the Transferor, the Trustee or the Certificate Registrar is obligated to register or qualify the Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate without registration or qualification. Any Holder of a Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Transferor, the Trustee, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      So long as the Certificates are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, the Transferor covenants to furnish or cause to be furnished, promptly upon the written request of a Certificateholder, the following information ("Rule 144A Information") to such Certificateholder or to a prospective transferee of a Certificate (or interests in such Certificate) designated by such Certificateholder, as the case may be, in connection with the resale of such Certificate or such interests by such Certificateholder pursuant to Rule 144A: (i) a copy of this Agreement and any amendments thereto to date,
(ii) a copy of all Statements to Certificateholders furnished to such date by the Trustee to Certificateholders and (iii) any other materials provided by the Transferor to the Trustee with a written request that such information be sent to such Certificateholder or prospective transferees as additional Rule 144A Information. The Trustee may place its disclaimer on any such Rule 144A Information.

      (c) No transfer of any Certificate or interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certificate of facts acceptable to the Certificate Registrar which establishes that such transfer will not cause the assets of the Trust to be assets of any "Benefit Plan Investor" (as defined in 29 C.F.R. Section 2510.3-101 or any successor provision) (assuming that Benefit Plan Investors hold less than 25% of the Percentage Interests of the Certificates) and the purchase and holding of the Certificates by the transferee will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. In addition, no transfer of a Certificate will be permitted if the Certificate Registrar makes a good faith determination, that, as a result of such transfer, 25% or more in Percentage Interest of the Certificates would be held by Benefit Plan Investors. For purposes of the immediately preceding sentence, in determining the total Percentage Interest of the Certificates, any Certificates held by a Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Trust or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a Person, shall be disregarded. If the prospective transferee is not a Plan, the Certificate Registrar shall be entitled to receive a certificate in form acceptable to it from such prospective transferee establishing that such transferee is not a Plan, or acting on behalf of or with the assets of a Plan, and shall be entitled to rely exclusively thereon.

      Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to this
Section 5.02 and upon satisfaction of the conditions set forth below, the Transferor shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Percentage Interest.

      At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denomination of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Transferor shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney-in-fact duly authorized in writing.

      No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of certificates.

      All Certificates surrendered for transfer and exchange shall be cancelled and returned to the Transferor.


      Section 5.03. Mutilated, Destroyed Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Transferor such security or indemnity as may be required by the Transferor or the Trustee to hold them harmless, then, in the absence of written notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transferor) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. The Trustee may appoint an affiliate of the Master Servicer to perform its duties under this Section, subject to the agreement of such affiliate (including as to compensation indemnity and the other terms of such appointment).

      Section 5.04. Persons Deemed Owner. Prior to due presentation of a Certificate for registration of transfer, the Transferor, the Master Servicer, the Trustee and any agent of the Transferor, the Master Servicer, or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and for all other purposes whatsoever, and neither the Transferor, the Master Servicer, the Trustee nor any agent of the Transferor, the Master Servicer or the Trustee shall be affected by notice to the contrary.

      Section 5.05. Appointment of Paying Agent. The Transferor may appoint a Paying Agent, which shall be acceptable to the Transferor and the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), for the purpose of making distributions to Certificateholders pursuant to
Section 4.01. In the event of any such appointment, on or prior to each Distribution Date, the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.01, such sum to be held, in trust, for the benefit of Certificateholders. The Transferor hereby initially appoints the Trustee as Paying Agent for the Certificates.

      The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders, in trust, for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

                                  ARTICLE VI

                    The Transferor and the Master Servicer


      Section 6.01. Respective Liabilities of the Transferor and the Master Servicer. The Transferor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Transferor

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
and the Master Servicer herein and the representations made by the Transferor or the Master Servicer.

      Section 6.02. Existence of Transferor and Master Servicer; Merger or Consolidation of the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer. Subject to the following paragraph, the Transferor and the Master Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business, or employ agents qualified to do business, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Contracts and to perform its respective duties under this Agreement.

      The Master Servicer may be merged or consolidated with or into any Person, or transfer substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided however, that the successor or surviving person to the Master Servicer shall be an Eligible Servicer and each successor to the Master Servicer by virtue of its acquisition of substantially all of the Master Servicer's assets shall be deemed to have made the representations and warranties set forth in Section 2.03(a) hereof and shall agree in writing to be bound by each of the Master Servicer's obligations hereunder; provided further, that, (i) no representation or warranty of the Master Servicer is breached at the time of merger, (ii) no event has occurred that, after notice or lapse of time or both, would be an Insurance Agreement Event of Default and (iii) an opinion of counsel to the effect that all conditions precedent to merger have been satisfied and a security interest opinion have been provided. The Master Servicer shall provide notice of any such merger, consolidation or transfer of substantially all of its assets to the Certificate Insurer, the Trustee and the Rating Agencies. The Transferor may not be merged or consolidated with or into any Person or transfer substantially all of its assets to any Person.

      Section 6.03. Limitation on Liability of the Transferor, the Master Servicer and Others. The Master Servicer will defend and indemnify the Trustee, the Certificate Insurer and their respective officers, directors, employees and agents and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use or operation of any Financed Vehicle by the Master Servicer or any Subservicer. In addition, the Master Servicer will defend and indemnify the Trustee, the Certificate Insurer and their respective officers, directors, employees and agents and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from a breach of its obligations to service the Contracts in accordance with this Agreement; provided however, that the Master Servicer shall not be liable for any such costs, expenses, losses, damages, claims or liabilities to the extent that any thereof resulted from the negligence or willful misconduct of the Trustee, its

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officers, directors, employees and agents; and provided further that the Master
Servicer will not be liable for any such amount that resulted from any act or omission to act by it done in conformity with the written instruction of the Trustee. If the Master Servicer or Transferor has made any indemnity payments to the Certificateholders or the Trustee, the Certificate Insurer or their respective officers, directors, employees or agents pursuant to this paragraph, and the Trustee, the Certificate Insurer or their respective officers, directors, employees or agents thereafter collects any of the amounts which gave rise to such indemnity payments from others or any such amounts are received by the Trustee or its officers, directors, employees or agents, the Trustee or its officers, directors, employees or agents shall repay such amounts collected to the Master Servicer or Transferor who made such indemnity payment. These indemnities of the Master Servicer and the Transferor will survive any transfer of the respective rights, duties and obligations of the Master Servicer or the Transferor hereunder to another Person, the termination of this Agreement pursuant to Section 9.01 hereof, any Servicer Default, the termination of the Trust Estate or the resignation or replacement of the Trustee for acts accruing prior to the transfer, termination of the Trust Estate or the resignation or replacement of the Trustee, but will not cover actions or omissions of any successor Master Servicer after a Servicer Default. Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust Estate, the Trustee, any Certificateholder, the Certificate Insurer or the Transferor for any action taken by the Master Servicer in its capacity as such (and not in any other capacity) in good faith or for errors in judgment except for any action taken or errors committed which caused a breach of a representation or warranty of the Master Servicer under
Section 2.03(a). The Transferor, the Master Servicer and any director, officer, employee or agent of any Transferor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

      The Transferor, the Master Servicer and any director, officer, employee or agent of the Transferor or the Master Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense for which the Transferor or Master Servicer provides an indemnity as provided in the preceding paragraph (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement). Neither the Transferor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not in its reasonable judgment incidental to its respective duties under this Agreement and which in its reasonable judgment may subject it to any expense or liability; provided however, that the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interest of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.11(b) and Section 4.01(b)(ix). The rights of the Master Servicer to indemnity, reimbursement or limitation on its liability pursuant to this Section 6.03 shall survive the transfer of the rights, duties and obligations of the Master Servicer to another Person or any Servicer Default.

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      The Master Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Certificate Insurer, their respective officers, directors, agents and employees, and the Certificateholders from and against any taxes that may at any time be asserted against the Trust, the Trustee or the Certificateholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts and the other Trust Estate to the Trustee or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Contracts, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same.

      The Master Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Certificate Insurer, their respective officers, directors, agents and employees and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust, the Certificate Insurer or the Certificateholders through the breach of this Agreement, the negligence, willful misfeasance, or bad faith of the Master Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

      Section 6.04. Transfer of Duties of Master Servicer. Subject to the provisions of Section 6.02, the Master Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Master Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Master Servicer, and the Certificate Insurer (which shall be required so long as a Certificate Insurer Default shall not have occurred and be continuing) does not elect to waive the obligation of the Master Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee and the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing). No resignation of the Master Servicer shall become effective until, so long as no Certificate Insurer Default shall have occurred and be continuing, the Standby Servicer, or an entity acceptable to the Certificate Insurer shall have assumed the responsibilities and obligations of the Master Servicer or, if a Certificate

Insurer Default shall have occurred and be continuing, a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Master Servicer.

      Section 6.05. Master Servicer May Own Certificates. The Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer. The Master Servicer shall notify the Trustee and the Certificate Insurer promptly after it becomes the owner or pledgee of a Certificate.

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                                  ARTICLE VII

                                    Default

      Section 7.01. Servicer Defaults. "Servicer Default," wherever used herein, means any one of the following events (whatever the reason for such Servicer Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) the Master Servicer shall fail, or fail to cause any Subservicer, to deliver to the Trustee for distribution to Certificateholders or deposit in the Spread Account any proceeds or payments required to be so delivered by the Master Servicer or Subservicer under the terms of the Certificates or this Agreement (including deposits of the Retransfer Amounts) and such failure shall continue unremedied for two Business Days after written notice is received by the Master Servicer from the Trustee or (unless a Certificate Insurer Default shall have occurred and be continuing) the Certificate Insurer or after discovery of such failure by a Servicing Official; or

      (b) the Master Servicer shall fail to observe or perform any other of the covenants or agreements on the part of the Master Servicer in this Agreement, which failure (i) materially and adversely affects the rights of Certificateholders (determined without regard to the availability of funds under the Certificate Policy) or of the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, Certificateholders evidencing in the aggregate not less than 25% of the Percentage Interest); or

      (c) there shall have occurred a Bankruptcy Event with respect to the Master Servicer; or

      (d) the Master Servicer shall have breached any of the representations and warranties set forth in this Agreement which breach materially and adversely affects the interests of the Certificateholders in any Contract determined without regard to the availability of funds under the Certificate Policy or of the Certificate Insurer (or, if NAFCO is the Master Servicer, the Transferor) and the Master Servicer shall have failed to cure such breach in all material respects within thirty days of its receipt of a notice of such breach; or

      (e) there shall have occurred an Insurance Agreement Event of Default or an event of default under any other insurance agreement to which the Certificate Insurer and NAFCO and/or the Transferor are party; or

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      (f) a claim is made under the Certificate Policy; or

      (g) the Master Servicer fails to deliver the report required to be delivered by the Master Servicer pursuant to Section 3.17 and such failure remains unremedied for a period of five days.

      (h) so long as a Certificate Insurer Default shall not have occurred and be continuing, the Certificate Insurer shall not have delivered a Master Servicer Extension Notice pursuant to Section 3.22.

      If a Servicer Default shall occur, then, and in each and every such case, so long as such Servicer Default shall not have been remedied, the Trustee may, with the written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), and at the written direction of the Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, Certificateholders evidencing in the aggregate not less than 51% of the Percentage Interests), the Trustee shall, by notice in writing to the Master Servicer, the Transferor and the Standby Servicer, (i) terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to any Contracts and the proceeds thereof, subject to compensation, rights of reimbursement, indemnity and limitation on liability to which the Master Servicer is then entitled and the rights of indemnity to which the Trustee and the Certificate Insurer are then entitled pursuant to Section 6.03 hereof, and
(ii) subject to 7.02, appoint the Standby Servicer as the successor Master Servicer. Such notice shall specify, to the extent possible, the timing and method of transition of the servicing of the Contracts from the Master Servicer to the Standby Servicer or another successor Master Servicer appointed pursuant to Section 7.02. On and after the receipt by the Master Servicer of such written notice and upon the effective date of the transfer to the Standby Servicer or such other successor Master Servicer specified in such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Contracts or otherwise, shall pass to and be vested in the Standby Servicer or such other successor Master Servicer, pursuant to and under this Section; and, without limitation, such Person is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, an attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Contracts and related documents, or otherwise. The Master Servicer agrees to cooperate with such Person in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such party for administration by is of all cash amounts which shall thereafter be received with respect to the Contracts.

      The Trustee shall not be charged with knowledge of any event referred to in clauses (a) through (d) above unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or receives written notice of such event from the Master Servicer, the Certificate Insurer or from a Certificateholder. The Trustee promptly shall send

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written notice to each Rating Agency and the Certificate Insurer of each
Servicer Default of which it is charged with knowledge in accordance with the preceding sentence.


      If the Master Servicer is terminated pursuant to this Section 7.01, then the Master Servicer shall bear all of the costs and expenses of transferring the duties and obligations of the Master Servicer to a successor Master Servicer and except as otherwise agreed by the Certificate Insurer such costs and expenses shall not be reimbursable from the Trust Estate nor payable by the Transferor or the Trustee. To the extent not borne by the Master Servicer as described above, such costs and expenses (including attorney's fees and expenses) shall be borne by the Trust Estate in accordance with Section 4.01(b)(ix).

      Section 7.02. Trustee to Act; Appointment of Successor. On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Standby Servicer shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided however, that in the event that the Standby Servicer refuses or is unable to act as successor Master Servicer, the Trustee or a successor Master Servicer appointed pursuant to this
Section 7.02 shall be the successor Master Servicer hereunder and provided further, however, that if no Certificate Insurer Default shall have occurred and be continuing the Certificate Insurer, by written notice to the Trustee, the Transferor, the Master Servicer and the Standby Servicer, may designate another Person to act as successor Master Servicer hereunder. As compensation therefor, the Trustee, its designee, or other successor Master Servicer, as the case may be, shall be entitled to all funds relating to the Contracts which the Master Servicer would have been entitled to charge to the Certificate Account if the Master Servicer had continued to act hereunder. If the Standby Servicer refuses or is unable to act as successor Master Servicer hereunder, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any experienced servicer of motor vehicle installment sales contracts and notes having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The Trustee shall obtain the prior written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing) before appointing a successor Master Servicer other than the Standby Servicer, and any successor Master Servicer other than the Standby Servicer shall be satisfactory to the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing). Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided however, that no such compensation to the Trustee shall be in excess of that permitted the Master Servicer hereunder unless (A) the Trustee and the Certificate Insurer (or if a Certificate Insurer Default has occurred and is continuing, holders of Certificates evidencing a majority in Percentage Interests of the Certificates) agree in writing to a larger Master Servicing Fee and (B) each Rating Agency delivers a letter to the Trustee to the effect that such

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larger Master Servicing Fee will not result in a reduction or the withdrawal of the rating assigned by such Rating Agency to the Certificates; and provided further, however, that the Master Servicing Fee to a successor Master Servicer, including the Trustee, shall not exceed a monthly fee equal to 1/12th of the product of (i) the aggregate amount of the Outstanding Principal Balances of all Contracts outstanding as of the last day of the related Due Period and (ii) two percent (2%). The Transferor, the Trustee, any Subservicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      If the Trustee shall succeed to the Master Servicer's duties as Master Servicer of the Contracts as provided herein, it shall do so in its individual capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article VIII shall be inapplicable to the Trustee and its duties in its capacity as a successor Master Servicer to the Master Servicer and the servicing of the Contracts. In the event that the Trustee shall not seek to appoint a successor Master Servicer within three months of its succession to the Master Servicer's duties as servicer, it shall resign as Trustee pursuant to Section 8.06 and the Transferor shall, with the written consent of the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing), appoint, or the Trustee shall petition a court to appoint, a successor trustee pursuant to such Section 8.06. To the extent a successor Master Servicer is appointed, the Trustee shall not be liable for the acts or omissions of such successor Master Servicer.

      Section 7.03. Notification to Certificateholders.

      (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

      (b) Within 60 days after the occurrence of any Servicer Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Servicer Default hereunder actually known to a Responsible Officer of the Trustee, unless such Servicer Default shall have been cured or waived.

      Section 7.04. Waiver of Past Defaults. The Certificate Insurer (or, if a Certificate Insurer Default shall have occurred and be continuing, the Holders of Certificates representing in the aggregate at least 51% of the Percentage Interests) may, on behalf of all Holders of Certificates, waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

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                                 ARTICLE VIII

                            Concerning the Trustee

      Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default and Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default or Servicer Default has occurred of which a Responsible Officer of the Trustee has actual knowledge (and which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

      No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct; provided however, that:

            (i) Prior to the occurrence of a Servicer Default, and after the curing of all such Events of Default and Servicer Defaults which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenant or obligation shall be read into this Agreement against the Trustee and, in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, Certificateholders holding Certificates which evidence

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      not less than 25% of the Percentage Interests) as to the time, method and place of conducting any proceeding for any remedy available to the

      Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement, so long as the Trustee shall not have received directions in a timely manner to the contrary from a larger Percentage Interest; and

            (iv) The Trustee shall not, except as expressly authorized under this Agreement, take any action reasonably likely to impair the security interests created or existing under any Contract or Financed Vehicle or to impair the value of any Contract or Financed Vehicle.

      Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel or advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel or advice;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless the Certificate Insurer or such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default of which a Responsible Officer has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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            (v) Prior to the occurrence of a Servicer Default hereunder and after the curing of all Servicer Defaults which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, direction, note, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or, after a Certificate Insurer Default, Holders of Certificates evidencing not less than 25% of the Percentage Interests; provided however, that if the prompt payment to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to it against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Transferor, if a Servicer Default shall have occurred and is continuing, and otherwise by the Certificate Insurer or the Certificateholder requesting the investigation;

            (vi) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is any ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

            (vii) Whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, offering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate; and

            (viii) The Trustee may execute any of the trusts or powers hereunder by or through agents, attorneys, custodians or nominees or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

      Specifically, and not by way of limitation of the foregoing, the Trustee may consult with counsel as to the limitations, if any, on interest to be computed with respect to interest shortfalls in respect of prior distribution dates, if any, and any Opinion of Counsel with respect thereto

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shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken with respect thereto by it in good faith and in accordance with such Opinion of Counsel.

      Section 8.03. Trustee Not Liable for Certificates or Contracts. The recitals contained herein and in the Certificates (other than the certification of authentication on the Certificates) shall be taken as the statements of the Transferor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly authenticated by it) or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Transferor, the Master Servicer or any Subservicers of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid pursuant hereto to the Transferor, the Master Servicer or any Subservicers in respect of the Contracts or deposited in any Account (or any other account hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof) by the Transferor, the Master Servicer or any Subservicers. Subject to Article VII and Sections 8.01 and 8.02, the Trustee shall have no responsibility or liability for or with respect to the validity of any security interest in any Financed Vehicle, the perfection of any such security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the existence or validity of any Contract, the validity of the assignment of any Contract to the Trust Estate or of any intervening assignment, the review of any Contract or any Contract File (it being understood that the Trustee has not reviewed and does not intend to review such matters), the completeness of any Contract File, the receipt by its custodian of any Contract or Contract File, the performance or enforcement of any Contract (subject to Section 3.01), the compliance by the Master Servicer or the Transferor with any covenant or the breach by the Master Servicer or the Transferor of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation, the acts or omissions of the Master Servicer or any Obligor or Dealer, any action of the Master Servicer or any Subservicer taken in the name of the Trustee or any action by the Trustee taken at the instruction of the Transferor, the Master Servicer or any Subservicer.

      Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

      Section 8.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent

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report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.06.

      Section 8.06. Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor and the Certificate Insurer. Upon receiving such notice of resignation, the Transferor shall with the written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the Certificate Insurer and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If the Trustee shall resign voluntarily, for any reason, except lack of eligibility, then the Trustee shall bear all of its costs and expenses (including without limitation its attorneys' fees) of transferring the trusteeship to a successor trustee and such costs and expenses shall not be reimbursable from the Trust Estate nor payable by the Transferor or the Master Servicer.

      If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.05 and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may with the written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the Certificate Insurer and one copy to the successor trustee.

      The Certificate Insurer (or if a Certificate Insurer Default shall have occurred and be continuing, Certificateholders holding Certificates evidencing in the aggregate a majority of Percentage Interests) at any time may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Certificate Insurer or such Holders, as the case may be, or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Transferor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.

      Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in
Section 8.07. Upon resignation or removal of the Trustee and appointment of a successor trustee, the predecessor trustee shall transfer the Certificate Policy to the successor trustee by delivering the Certificate Policy to the successor trustee.

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      The respective obligations of the Transferor and the Master Servicer as set forth in this Agreement; provided that, such obligations include upon any removal shall survive the removal or resignation of the Trustee as provided in this Section (the obligation to pay any amounts owed to the Trustee pursuant to Section 8.11 of this Agreement which amount shall be due and payable. No Trustee under this Agreement shall be liable for any acts or omissions of any successor trustee.


      Section 8.07. Successor Trustee. Any successor trustee appointed as provided in Section 8.06 shall execute, acknowledge and deliver to the Transferor, the Master Servicer, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee and the appointment of such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee upon payment of its then unpaid charges, if any, shall execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the predecessor trustee, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such predecessor trustee and the Transferor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

      No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.05.

      Upon acceptance of appointment by a successor trustee as provided in this Section, the successor trustee shall mail notice of the succession of such trustee hereunder to each Rating Agency and all Holders of Certificates at their addresses as shown in the Certificate Register. If the successor trustee fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the Master Servicer shall cause such notice to be mailed at the expense of the successor trustee.

      Section 8.08. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 8.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or its successor hereunder shall provide the Master Servicer and the Certificate Insurer with prompt notice of any such transaction.

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      Section 8.09. Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or property securing the same may at the time be located, the Transferor, the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing) and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 8.09, such powers, duties, obligations, rights and trusts as the Transferor, the Certificate Insurer and the Trustee may consider necessary or desirable. If the Transferor and the Certificate Insurer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or a Certificate Insurer Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.05 hereunder and no notice to Holders of Certificates of the appointment of a co-trustee or separate trustee shall be required under Section 8.07.

      In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood at such separate trustee or co-trustee is not authorized to act without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      No trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder. The Master Servicer, the Trustee and, provided no Certificate Insurer Default shall have occurred, the Certificate Insurer acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision

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of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 8.10. Appointment of Office or Agency. The Trustee will maintain an office at the address stated in Section 10.05(c) hereof where notices and demands to or upon the Trustee in respect of the Certificates may be served.

      Section 8.11. Trustee's Compensation and Reimbursement.

            (a) The Transferor and NAFCO jointly and severally agree:

                  (i) to pay the Trustee compensation in any amount computed in accordance with the Trustee's fee schedule attached hereto as
            Schedule 2 (which compensation shall not be limited by any provision of law relating to the compensation of a trustee of an express trust);

                  (ii) except as otherwise expressly provided herein, to
            reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including, without limitation, expenses incurred in connection with notices or other communications to Certificateholders) incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

                  (iii) to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, expense or tax (but not including taxes measured by income or revenues) incurred without negligence or willful misconduct on their part, arising out of or in connection with (A) the acceptance of the Trustee's duties under, or administration of the Trust Estate in accordance with the terms of, this Agreement, including the costs and expenses of counsel to defend themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, or (B) the Transferor's violation of any federal or state securities laws in connection with the offering and sale of the Certificates, provided that:

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                  (A) with respect to any such claim, the Trustee shall have given the Transferor written notice thereof promptly after the Trustee shall have knowledge thereof;

                  (B) while maintaining absolute control over its own defense, the Trustee shall, unless its interests are adverse to that of the Transferor, cooperate and consult fully with the Transferor in preparing such defense;

                  (C) notwithstanding any other provision of this Section

            8.11(a) the Transferor shall not be liable for settlement of any such claim by the Trustee entered into without the prior written consent of the Transferor; and

                  (D) the Trustee and its agents, as a group, shall be entitled to counsel separate from the Transferor to the extent the Transferor's interests are adverse to the Trustee's or the interests of such agents (to be determined in the sole discretion of the Trustee).

            (b) Notwithstanding that the Transferor and NAFCO agree to pay the Trustee the amounts set forth in Section 8.11(a), the Trustee shall distribute to itself its fee described in Section 8.11(a)(i) pursuant to Section 3.11(b) and Section 4.01 and shall distribute to itself its expenses and amounts described in Section 8.11(a)(ii) and (iii) pursuant to Section 4.01. To the extent that amounts are available to pay the Trustee as provided herein, the Transferor and NAFCO shall not be liable to the Trustee. To the extent that amounts are not available to pay the Trustee as provided herein, NAFCO, whether or not it then is acting as Master Servicer, shall pay the Trustee such amounts.

      Section 8.12. Trustee May Enforce Claims Without Possession Of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceedings instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after the payment in full of compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

      Section 8.13. Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its sole discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of

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reorganization, arrangement, adjustment or composition affecting the
Certificates or the rights of any Holder, thereof, or authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

      Section 8.14. Rights of Direct Trustee. The Certificate Insurer or, if a Certificate Insurer Default shall have occurred and be continuing, the Holders of Certificates evidencing in the aggregate not less than a majority of the Percentage Interests of the Certificates (the "Majority Certificateholders"), shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided however, that the Trustee may decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Trustee shall determine, in good faith, that the proceedings so directed would be illegal or involve the Trustee in personal liability or, only if a Certificate Insurer Default shall have occurred and be continuing, be unduly prejudicial to the rights to the Certificateholders not giving such direction or that reasonable security or indemnity against the cost, expenses and liabilities which may be incurred has not been offered to it; and, provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Certificate Insurer or Majority Certificateholders.

                                  ARTICLE IX

                                  Termination

      Section 9.01. Termination upon Retransfer to the Transferor or Liquidation of All Contracts. The respective obligations and responsibilities of the Master Servicer, the Transferor and the Trustee created hereby (other than the obligation of the Trustee to make final payments to Certificateholders, the Master Servicer and the Transferor as herein set forth) shall terminate upon (i) the retransfer to the Transferor of all Contracts and all property acquired in respect of any Contract remaining in the Trust Estate in exchange for the delivery to the Trustee of an amount (the "Total Retransfer Amount") equal to the sum of (A) 100% of the Certificate Balance as of the Distribution Date upon which the proceeds of any retransfer are to be distributed, plus (B) one month's interest at the Certificate Rate on the Certificate Balance on the Distribution Date upon which the proceeds of any retransfer are to be distributed, (ii) the sale, liquidation or disposal of the Contracts pursuant to Section 9.02 upon the occurrence of a Bankruptcy Event with respect to the Transferor or (iii) five months after the later of the final payment or other liquidation of the last Contract remaining in the Trust Estate or the disposition of all property acquired upon Repossession of any Financed Vehicle; provided however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, former ambassador to the Court of St. James, living on the Closing Date.

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      The right of the Transferor to require the retransfer to it of all
Contracts pursuant to (i) above is conditioned upon (a) the Pool Outstanding Principal Balance as of the Distribution Date upon which the proceeds of such repurchase are to be distributed being less than ten percent (10%) of the Original Pool Outstanding Principal Balance, (b) delivery by the Transferor of written notice of such retransfer to the Trustee and the Master Servicer not later than the fifteenth day of the month next preceding the month in which such retransfer will occur and (c) receipt of the prior written consent of the Certificate Insurer if such retransfer would result in a claim on the Certificate Policy on such Distribution Date or any Distribution Date thereafter or would result in any amount owing to the Certificate Insurer under the Insurance Agreement remaining unpaid. If such right is exercised, the Master Servicer shall cooperate fully with the Transferor in effecting the retransfer of the Contracts and related Contract Files and records to the Transferor. In addition, the Trustee and any Subservicer shall promptly release to the Transferor the Contract Files pertaining to the Contracts being retransferred.

      Notice of any termination pursuant to clause (i) above specifying the Distribution Date (the "Payment Date") upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the twenty first (21st) day and not later than the twenty-fifth day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency appointed by the Trustee for that purpose at the Corporate Trust Office (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Master Servicer, the Certificate Insurer and the Transferor at the time such notice is given to Certificateholders. The Transferor shall deposit in the Certificate Account at least one Business Day prior to the date on which such notice is given an amount equal to the amount necessary to make the amount on deposit in the Certificate Account on the Payment Date equal to the Total Retransfer Amount for the Contracts computed as above provided. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders the Guaranteed Distribution Amount. If the Transferor has deposited the Total Retransfer Amount in the Certificate Account in accordance with this paragraph, no interest shall be payable in respect of the Certificates after the Payment Date.

      If the Trustee is unable to apply any funds in accordance with this Section by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, or restraining or otherwise prohibiting such application, the obligations under this Agreement and the Certificates shall be revived and restated as though no deposit of funds had occurred pursuant to this Section and the Transferor shall promptly reassign the Contracts and Contract Files to the Trustee until such time as the Trustee is permitted to apply all such funds in accordance with this Section or the obligations with respect to the Certificates are otherwise satisfied.

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      In the event that all of the Certificateholders shall not surrender their
Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

      Upon final termination of the Trust Estate, the Accounts shall be terminated and any amounts on deposit therein in excess of those lawfully due and payable to any Person shall be paid to the Transferor.

      Notwithstanding any termination of the Trust Estate pursuant to Section 9.01, the Trustee shall remain obligated to distribute to the Certificateholders or former Certificateholders entitled thereto any amounts paid by the Certificate Insurer to the Trustee as Preference Claims pursuant to the Certificate Policy.

      Section 9.02. Disposition of Contracts upon Bankruptcy Event. (a) Upon the occurrence of a Bankruptcy Event with respect to the Transferor, the Transferor shall promptly give written notice to the Trustee and the Certificate Insurer of the occurrence of such Bankruptcy Event and, if the Revolving Period has not terminated shall immediately cease transferring Additional Contracts to the Trust. Notwithstanding any cessation of the transfer of Additional Contracts to the Trust, Contracts transferred to the Trust prior to the occurrence of such Bankruptcy Event and collections in respect thereof, whenever collected or accrued on such Contracts, shall continue to be a part of the Trust. Within 15 days after receipt by the Trustee of notice of the occurrence of a Bankruptcy Event, the Trustee shall (i) publish a notice in either The Wall Street Journal or The New York Times that a Bankruptcy Event has occurred with respect to the Transferor and that the Trustee intends to sell, dispose of or otherwise liquidate the Contracts on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Certificateholders and the Certificate Insurer describing the provisions of this Section and requesting instructions from such Holders. If after 90 days from the day notice pursuant to clause (i) of the preceding sentence is first published (the "Publication Date"), the Trustee shall not have received written instructions of (x) Holders of Certificates representing a majority of the Percentage Interests to the effect that such Certificateholders disapprove of the liquidation of the Contracts, and
(y) the Certificate Insurer to such effect, the Trustee shall, subject to 9.02(c) below, promptly sell, dispose of or otherwise liquidate the Contracts (other than any Contracts assigned to the Certificate Insurer pursuant to clause
(c) below) in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee shall promptly notify the Certificate Insurer upon accepting an offer for the Contracts. The Trustee may obtain a prior determination from any conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of
Section 9.01 and 9.02 shall not be deemed to be mutually exclusive.

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
      (b) The proceeds from any sale, disposition or liquidation of the Contracts pursuant to Section 9.01 or subsection (a) above shall be treated as collections on the Contracts and shall immediately be deposited in the Collection Account. The Trustee shall determine conclusively the amount of such proceeds which are deemed to be principal collections and finance charge collections. Such proceeds and all amounts on deposit in the Collection Account, the Pre-Funding Account, the Pre-Funding Period Reserve Account and the Revolving Account shall be distributed pursuant to Section 4.01 on the Distribution Date following the Due Period in which such sale, liquidation or disposition occurs and the Trust shall terminate immediately thereafter.


      (c) In the event that, based on offers to purchase the Contracts accepted by the Trustee, the Certificate Insurer would not be reimbursed in full for all amounts due to it under the Insurance Agreement following the distribution of the proceeds of such sale and all funds on deposit in the Collection Account, the Revolving Account, the Pre-Funding Account, the Certificate Account and the Pre-Funding Reserve Account to the Certificateholders pursuant to Section 9.02(b) of this Agreement, the Certificate Insurer shall be permitted to request an assignment of Contracts and all funds on deposit in the Revolving Account, the Pre-Funding Account, the Certificate Account and the Pre-Funding Reserve Account to it or its designee (including any liquidating or grantor trust designated by it) in lieu of such a distribution of such sale proceeds. In the event that the Certificate Insurer elects to request such an assignment, promptly following receipt by the Trustee of notice of such request, the Trustee shall file with the Certificate Insurer a Notice of Claim in accordance with the Certificate Policy in respect of the principal amount, if any, of the Certificates that are unpaid on the Distribution Date immediately preceding the date of the receipt by the Trustee of such notice plus accrued interest thereon. All amounts received by the Trustee from the Certificate Insurer pursuant to this Section 9.02(c) shall be distributed to the Certificateholders. Immediately upon payment by the Certificate Insurer of all amounts required to be paid by the Certificate Insurer pursuant to this Section 9.02(c), the Trustee shall be deemed to have assigned the Contracts and all funds on deposit in the Revolving Account, the Pre-Funding Account, the Collection Account, the Certificate Account and the Pre-Funding Reserve Account to the Certificate Insurer or its designee. To effect such deemed assignment, the Trustee shall do and perform any reasonable acts and execute any further instruments reasonably requested by the Certificate Insurer.

                                   ARTICLE X

                           Miscellaneous Provisions

      Section 10.01. Amendment. This Agreement may be amended from time to time by the Master Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders but with the prior written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or therein, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement,

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provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

      In executing or accepting the additional trusts created by any amendment to this Agreement permitted by this Section, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this agreement or otherwise. The Master Servicer may, but shall not be obligated to, enter into any amendment which affects the Master Servicer's own rights, duties or immunities under this Agreement or otherwise.

      This Agreement may also be amended from time to time, with the written consent of the Certificate Insurer (unless a Certificate Insurer Default has occurred and is continuing), by the Master Servicer, the Transferor and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than a 662/3 Percentage Interest of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Contracts which are required to be distributed on any Certificate without the content of the Holder of such Certificate, or (ii) reduce the aforesaid level of Percentage Interests the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Promptly after the execution of any amendment pursuant to this paragraph, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. If a Certificate Insurer Default shall have occurred and be continuing, no amendment to this Agreement that would materially and adversely affect the interests of the Certificate Insurer shall be effected without the Certificate Insurer's prior written consent.

      It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe. The Transferor shall notify each Rating Agency prior to executing any amendment of this agreement pursuant to this Section 10.01.

      The expenses of any Opinion of Counsel delivered hereunder shall be paid for by the Person requesting the opinion and, in the case of the Trustee and the Certificate Insurer, shall be considered an expense reimbursable as otherwise provided herein and, in the case of the Master Servicer, shall be reimbursable under Sections 3.11(b) and 4.01(b).

      Section 10.02. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in any appropriate public recording office or elsewhere, such

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recordation to be effected by the Transferor and at its expense upon direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel at the Transferor's expense to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and the Certificate Insurer. The Trustee shall have no duty to determine whether the recordation of this Agreement is necessary under applicable law to perfect the interests of the Certificateholders and the Certificate Insurer in the Trust Estate.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor, to the extent permitted by law, shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      So long as no Certificate Insurer Default has occurred and is continuing, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Certificate Insurer agrees to take such action or give such consent or approval. No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) a Certificate Insurer Default shall have occurred and be continuing and (ii) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Certificateholders evidencing in the aggregate not less than 25% of the Percentage Interests shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice

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the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Nothing in this Agreement shall be construed as giving the Certificateholders any right to make a claim under the Certificate Policy.

      Section 10.04. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, PROVIDED THAT THE IMMUNITIES, STANDARD OF CARE, RIGHTS AND OBLIGATIONS OF THE TRUSTEE IN CONNECTION WITH THE PERFORMANCE OF ITS DUTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION IN WHICH ITS CORPORATE TRUST OFFICE IS LOCATED.

      Section 10.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or delivered by facsimile transmission, promptly confirmed in writing, to (a) in the case of the Transferor, One Park Place, Suite 200, 621 NW 53rd Street, Boca Raton, Florida 33407, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Transferor, (b) in the case of the Master Servicer, One Park Place, Suite 200, 621 NW 53rd Street, Boca Raton, Florida 33487, or such other address as may be hereafter furnished to the Transferor and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, or such other address as may hereafter be furnished to the Transferor and the Master Servicer in writing by the Trustee, (d) in the case of the Certificate Insurer, to its address at 350 Park Avenue, New York, New York 10022 or its fax number at (212) 339-3518, Attention: Surveillance Department Re: National Auto Finance 1995-1 Trust, 6.36% Automobile Loan Asset-Backed Certificates, or such other address or fax number as may hereafter be furnished to the Transferor, the Master Servicer and the Trustee in writing by the Certificate Insurer and (e) in the case of the Collateral Agent, to its address at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, or such other address as may hereafter be furnished to the Transferor, the Master Servicer and the Trustee in writing by the Collateral Agent. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

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
      Section 10.06. Intention of the Parties. The Transferor intends that the Certificates constitute indebtedness of the Transferor for federal, state and local income and franchise tax purposes. The Transferor, the Master Servicer and each Certificateholder, by acceptance of its Certificate, agrees to recognize and report the Certificates as indebtedness of the Transferor for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and repayments relating thereto in a manner that is consistent with such characterization. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.


      Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 10.08. Protection of Title to Interest. (a) The Transferor or the Master Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Trustee and the Certificate Insurer under this Agreement in the Trust Estate and in the proceeds thereof. The Transferor or the Master Servicer or both shall deliver (or cause to be delivered) to the Trustee and the Certificate Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) Neither the Transferor nor the Master Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Transferor in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Trustee and the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

      (c) Each of the Transferor and the Master Servicer shall give the Trustee and the Certificate Insurer at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Master Servicer shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America.

      (d) If at any time the Transferor or the Master Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Master Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Contract, indicate clearly that such contract has been sold and is owned by the Trust unless such Contract has been paid in full or repurchased by NAFCO, the Transferor or the Master Servicer.

      (e) The Master Servicer shall permit the Trustee, the Certificate Insurer, the Transferor and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Master Servicer's records regarding any Contracts or any other portion of the Trust Estate.

      (f) The Master Servicer shall furnish to the Trustee, the Transferor and the Certificate Insurer at any time upon request a list of all Contracts then held as part of the Trust, together with a reconciliation of such list to the Contract Schedules and to each of the Master Servicer's statements furnished before such request indicating removal of Contracts from the Trust. The Trustee shall hold any such list and Contract Schedules for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

      (g) The Transferor and Master Servicer shall deliver to the Trustee and the Certificate Insurer simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.08(b) or (c), an Opinion of Counsel (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Contracts and the Trust Estate, and reciting the details of such filing or referring to prior Opinions of Counsel in which such details are given, (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest, or (c) stating in the opinion of such counsel, any action which is necessary to preserve and protect such interest during the following 12-month period.

      (h) The Master Servicer shall deliver to the Trustee and the Certificate Insurer, within 90 days after the beginning of each calendar year beginning with calendar year 1996, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Contracts and the Trust Estate, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

      Section 10.09. Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by any of the parties hereto without the prior written consent of the Trustee and the Certificate Insurer.

      Section 10.10. Certificates Nonassessable and Fully Paid.
Certificateholders shall not be personally liable for obligations of the Trust, the interests in the Trust represented by the

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Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to Section 5.01 are and shall be deemed fully paid.

      Section 10.11. Third-party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successor and permitted assigns. Except as otherwise provided in this Section

10.11, no other Person shall have any right or obligation hereunder. The Certificate Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Certificate Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein or in the Transaction Documents, any right of the Certificate Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Certificate Insurer in its sole and absolute discretion. The Certificate Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Certificate Policy) upon delivery of a written notice to the Trustee.

      Section 10.12. Financial Security as Controlling Party. Each Certificateholder by purchase of the Certificates held by it acknowledges that the Trustee on behalf of the Trust, as partial consideration of the issuance of the Policy, has agreed that the Certificate Insurer shall have certain rights hereunder for so long as no Certificate Insurer Default shall have occurred and be continuing. So long as a Certificate Insurer Default has occurred and is continuing, any provision giving the Certificate Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Certificate Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Certificates. The Certificate Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Certificate Policy) upon delivery of a written notice to the Trustee. The Certificate Insurer may give or withhold any consent hereunder in its sole and absolute discretion.

      Section 10.13. Limitation of Liability of Trustee. Notwithstanding anything contained herein to the contrary (i) this Agreement has been accepted by Harris Trust and Savings Bank not in its individual capacity but solely as Trustee and in no event shall Harris Trust and Savings Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Transferor hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Transferor, and (ii) under no circumstances shall Harris Trust and Savings Bank be personally liable for the payment of any indebtedness or expenses arising in connection with this Agreement to the Certificates or otherwise. Notwithstanding the foregoing, the Trustee shall remain and be liable for any breach of its duties and obligations hereunder.

      Section 10.14. Limitation of Liability of Chase. Notwithstanding anything contained herein to the contrary (i) this Agreement has been accepted by Chase not in its individual capacity but solely as owner trustee of the National Financial Auto Funding Trust and in no event shall Chase have any liability for the representations, warranties, covenants, agreements or other obligations of the Transferor hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Transferor, and (ii) under no circumstances shall Chase be personally liable for the payment of any indebtedness or expenses arising in connection with this Agreement to the Certificates or otherwise. Notwithstanding the foregoing, Chase shall remain and be liable for any breach of its duties and obligations hereunder.

      Section 10.15. Matters Relating to Purchase Agreement. To the extent that it has rights against NAFCO under the Purchase Agreement, the Trustee shall, subject to Article VIII, diligently pursue and enforce such rights; provided however, that the Trustee shall not be obligated to file any suit or incur any expense in connection therewith unless there are sufficient funds available to reimburse the Trustee in accordance with Section 4.01 or unless the Trustee receives satisfactory indemnity for such expenses.

      Section 10.16. No Petition. Each of the Master Servicer, the Trustee and the Certificateholders hereby agree for the benefit of the Trust that it will not institute against the Transferor, or join any other Person is instituting against the Transferor, any bankruptcy or insolvency proceeding under any applicable state or federal law so long as any Certificate remains outstanding or there shall have not elapsed one year plus one day since the date of the final payment on the Certificates. The foregoing shall not limit the right of the Master Servicer or the Trustee to file any claim in or otherwise take any action with respect to any bankruptcy or insolvency proceeding that was instituted against the Transferor by any Person other than the Trustee or the Master Servicer.

      Section 10.17. Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND (C) IN THE CASE OF THE TRANSFEROR, IRREVOCABLY APPOINTS NATIONAL FINANCIAL CORP. (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1 PARK AVENUE, NEW YORK, NEW YORK 10016, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE TRANSFEROR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND TRANSFEROR HEREBY IRREVOCABLY

AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. NOTHING IN THIS SECTION 10.13 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

      Section 10.18. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN),

ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      Section 10.19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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
      IN WITNESS WHEREOF, the Transferor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  NATIONAL FINANCIAL AUTO FUNDING
                                  TRUST, as Transferor


                                  By:  THE CHASE MANHATTAN BANK
                                       (USA), not in its individual capacity but
                                       solely as Owner Trustee of the National
                                       Financial Auto Funding Trust


                                  By: [ILLEGIBLE]
                                      ------------------------------------------

                                  NATIONAL AUTO FINANCE COMPANY L.P.,
                                  as Master Servicer


                                  By:  NATIONAL AUTO FINANCE
                                       CORPORATION, its General Partner


                                  By: __________________________________________


                                  HARRIS TRUST AND SAVINGS BANK,
                                         not in its individual capacity
                                         but solely as Trustee


                                  By: [ILLEGIBLE]
                                      ------------------------------------------

      IN WITNESS WHEREOF, the Transferor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  NATIONAL FINANCIAL AUTO FUNDING
                                  TRUST, as Transferor


                                  By:  THE CHASE MANHATTAN BANK
                                       (USA), not in its individual capacity but
                                       solely as Owner Trustee of the National
                                       Financial Auto Funding Trust


                                  By: __________________________________________

                                  NATIONAL AUTO FINANCE COMPANY L.P.,
                                  as Master Servicer


                                  By:  NATIONAL AUTO FINANCE
                                       CORPORATION, its General Partner


                                  By: [ILLEGIBLE]
                                      ------------------------------------------


                                  HARRIS TRUST AND SAVINGS BANK,
                                         not in its individual capacity
                                         but solely as Trustee


                                  By: __________________________________________